UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GHN AGRISPAN HOLDING COMPANY

(Name of small business issuer in our charter)

Nevada	2090	88- 0142286
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

402 M, No. 16 Xinfeng 3rd Road, Xiamen City, PRC	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:   86-136-6600-1113

CSC Services of Nevada, Inc.
502 East John Street
Carson City, NV 89706
(800) 315-9420

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [1] [2]
Common Stock offered by the Selling Stockholders [3]	850,000	$ .05	$ 42,500	$ 4.74

(1) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(2) Calculated under Section 6(b) of the Securities Act of 1933 as .00005580 of the aggregate offering price.

(3) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS

GHN AGRISPAN HOLDING COMPANY

Selling shareholders are offering up to 850,000 shares of common stock.  The selling shareholders will offer their shares at $.05 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.  We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2010.

TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS	1
RISK FACTORS	5
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	14
SELLING SHAREHOLDERS	14
PLAN OF DISTRIBUTION	17
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
DESCRIPTION OF SECURITIES	20
INTEREST OF NAMED EXPERTS	21
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	21
DESCRIPTION OF BUSINESS	21
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	31
DESCRIPTION OF PROPERTY	39
EXECUTIVE COMPENSATION	47
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	50
FINANCIAL STATEMENTS	F-1

i

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.  Please do not enter into an investment decision on our company without proper guidance from your financial advisor or a registered broker.

Organization

GHN Agrispan Holding Company (“GHN” or “We”) is a Nevada corporation formed on August 12, 2009.  By Agreement dated as of August 13, 2009, we acquired Easecharm International Limited (“Easecharm”), a British Virgin Islands corporation formed in January 21, 2009.  Easecharm is our wholly-owned subsidiary.  The transaction was structured as a share exchange in which we exchanged 40,000,000 shares of our common stock for 10,000 shares of Easecharm.  The purpose of this transaction was solely to form a U.S. holding company for our business.

Easecharm was incorporated in the British Virgin Islands on January 21, 2009 as a limited liability company for the purpose of holding 100% equity interest in Hong Kong Yidong Group Company Limited (“HKYD”). HKYD was incorporated in Hong Kong on April 12, 2005 as a limited liability.

On April 16, 2009, Easecharm approved the Plan of Reorganization (the “Reorganization”) and executed the Reorganization with the following share exchange transactions in August 2009:

1.
HKYD entered into a share transfer agreement with the former equity owners of Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co. Ltd.) (“Xinyixiang”) in exchange for the entire equity interest in Xinyixiang for a total consideration of $100,000 (approximately RMB 685,000) in aggregate, and;

2.
Xinyixiang entered into a share transfer agreement with the former equity owners of Xiamen Yikoule Catering Distribution Co., Ltd. (“Yikoule”), in exchange for the entire equity interest in Yikoule for a total consideration of $40,800 (approximately RMB 280,000) in aggregate.

Immediately following the Reorganization, Xinyixiang and Yikoule became our indirect wholly-owned subsidiaries.  On September 7, 2009, Xinyixiang changed its name to Xiamen Xinyixiang Modern Agricultural Development Co., Ltd.

Pursuant to a nominee agreement dated February 28, 2009 between Ms. Chui Wai Chun, a Director and the major shareholder of Easecharm and Ms. Xu Yizhen, our president and CEO and the sister of Ms. Chui Wai Chun. Ms. Xu Yizhen is the registered owner of Xinyixiang and Yikoule while at all material times, Ms. Chui Wai Chun is the sole beneficial owner.

The details of our subsidiaries and variable interest entities are described below:

	Company name	Place and date of incorporation	Principal activities

1	Hong Kong Yidong Group Company Limited (“HKYD”)	Hong Kong April 12, 2005	Investment holdings

2	Joy City Investment Limited	Hong Kong March 10, 2009	Investment holdings

3	Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co. Ltd. (“Xinyixiang”)	The People’s Republic of China (“PRC”) July 20, 2006	Investment holdings of Yikoule, provision of catering services and restaurant sales, and plantation and trading of agricultural products

4	Xiamen Yikoule Catering Distribution Co., Ltd. (“Yikoule”)	The PRC September 26, 2003	Provision of catering services and restaurant sales

5	Xiamen Yangyang Restaurant (“Yangyang”)#	The PRC May 16, 2005	Provision of catering services and restaurant sales

6	Xiamen Yixinrong Fruit & Vegetable Market (“Yixinrong”) #	The PRC January 6, 2009	Trading of fruits, vegetables and dry food products

# represents variable interest entity (“VIE”).  A variable interest entity refers to an entity subject to consolidation using the provisions within FIN 46R.

Our principal office is located at 402 M, No. 16 Xinfeng 3rd Road, Xiamen City, PRC.  Telephone:  86-136-6600-1113.

General

We are engaged in the provision of catering service and restaurant sales and sales and distribution of agricultural products such as fresh fruits and vegetables and dry food products in the PRC.

We generate revenues from two sources:

●	Catering/Food Distribution business
●	Agricultural operations business

In our Catering/Food Distribution business, we cook and supply traditional Chinese meals. We use fresh ingredients and if possible natural products certified under Chinese law as pollution-free materials. We sell semi-cooked meals (catering services) to factories, operate restaurants (restaurant sales) and frozen lunch boxes to convenience stores and supermarkets. Our target market for catering services and restaurant sales is mainly factory workers, white-collar workers, as well as the staff and customers in department stores, shopping malls and, for frozen lunch boxes, supermarkets.  Due to the economic downturn that started in late 2008, because of concerns about the financial ability of our customers to make timely payments, we substantially reduced our catering/food distribution business.  Commencing the third quarter of 2009, we have begun to ramp up these businesses again, now serving approximately 35 factory locations and starting with marketing of frozen lunch boxes to supermarket chains.

In our agriculture business, we have leased 104.4 acres of farmlands for a period between January 1, 2009 to December 31, 2018 and an additional 82.9 acres of farmland for a period starting October 1, 2009 to September 30, 2019 respectively. We have also entered into agreements with existing farmers in each farmland to grow agricultural products on this land to our specifications. We have also entered into a cooperation agreement for 32.94 acres of orange groves where we purchase navel oranges.  We purchase products from the farmers and growers of our leased farmlands at wholesale market prices and then resell the products.

The Offering

As of the date of this prospectus, we had 40,520,000 shares of common stock outstanding.

Selling shareholders are offering up to 850,000 shares of common stock.  The selling shareholders will offer their shares at $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.   We will pay all expenses of registering the securities, estimated at approximately $50,000.  We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary
Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

Summarized balance sheet data is shown in the following table as of September 30, 2009, December 31, 2008 and 2007:

	September 30,	December 31,	December 31,
	2009	2008	2007

Cash and cash equivalents	$163,361	$244,175	$20,025
Accounts receivable	309,239	960,710	124,161
Amounts due from related parties	2,247,994	321,995	-
Total current assets	2,834,326	1,596,087	356,341
Restricted cash	1,571,180	1,465,963	-
Land use rights, net	1,331,182	-	-
Total assets	6,983,920	3,299,506	529,234
Total liabilities	1,427,041	446,352	436,812
Total stockholders' equity	5,556,879	2,853,154	92,422

Summarized financial information concerning our reportable segments is shown in the following table for the nine month period ended September 30, 2009 and 2008 and the years ended December 31, 2008 and 2007:

	For the Nine Months Ended September 30, 2009
	Catering/Food
	Distribution	Agricultural
	Business	Business	Total
Statement of Operations Data:
Revenue, net
Product sales	$21,163	$-	$21,163
Product sales, net	-	3,603,834	3,603,834
Catering service and restaurant sales	3,603,023	-	3,603,023
Total revenue, net	3,624,186	3,603,834	7,228,020
Cost of revenue	(2,509,645)	(54,161)	(2,563,806)
Gross profit	1,114,541	3,549,673	4,664,214
Depreciation	48,041	54,161	102,202
Net income	693,505	3,546,191	4,239,696
Expenditure for long-lived assets	$228,397	$1,383,281.00	$1,611,678

	For the Nine Months Ended September 30, 2008
	Catering/Food
	Distribution	Agricultural
	Business	Business	Total
Statement of Operations Data:
Revenue, net
Product Sales	$1,190,026	$285,036	$1,475,062
Catering service and restaurant sales	3,448,469	-	3,448,469
Total revenue, net	4,638,495	285,036	4,923,531
Cost of revenue	(3,296,901)	-	(3,296,901)
Gross profit	1,341,594	285,036	1,626,630
Depreciation	34,289	-	34,289
Net income	1,049,653	265,262	1,314,915
Expenditure for long-lived assets	$88,282	$-	$88,282

	For the Year Ended December 31, 2008
	Catering/Food
	Distribution	Agricultural
	Business	Business	Total
Statement of Operations Data:
Revenue, net
Product sales	$52,565	$-	$52,565
Product sales, net	-	1,640,790	1,640,790
Catering service and restaurant sales	6,464,942	-	6,464,942
Total revenue, net	6,517,507	1,640,790	8,158,297
Cost of revenue	(4,771,678)	-	(4,771,678)
Gross profit	1,745,829	1,640,790	3,386,619
Depreciation	58,147	-	58,147
Net income	1,151,090	1,551,282	2,702,372
Expenditure for long-lived assets	$110,287	$-	$110,287

	For the Year Ended December 31, 2007
	Catering/Food
	Distribution	Agricultural
	Business	Business	Total
Statement of Operations Data:
Revenue, net
Product sales	$-	$-	$-
Product sales, net	-	-	-
Catering service and restaurant sales	1,136,325	-	1,136,325
Total revenue, net	1,136,325	-	1,136,325
Cost of revenue	(908,432)	-	(908,432)
Gross profit	227,893	-	227,893
Depreciation	33,607	-	33,607
Net income	50,034	-	50,034
Expenditure for long-lived assets	$86,008	$-	$86,008

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to our Business

If we do not secure additional funding to implement our business plan by funding future catering and agricultural projects in the next 12 months, we may be unable to implement these plans which could reduce anticipated revenues.

We will need to secure additional funding in the amount of $6.5 million dollars to implement our business plan by funding future catering and agricultural projects in the next 12 months.  In that connection, we may be required to raise additional funds from an offering of our stock in the future.  However, this offering may not occur, or if it occurs, may not raise the required funding.  We may also need debt financing to fund these plans.  We do not have any plans or specific agreements for these sources of funding.  If we do not secure additional funding to implement our business plan by funding future catering and agricultural projects in the next 12 months, we may be unable to implement these plans which could reduce anticipated revenues.

Recent PRC regulations relating to mergers and acquisitions of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties which could reduce or eliminate our revenues.

On September 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, or MOFCOM, the State Assets Supervision and Administration Commission, or SASAC, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, or CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or New M&A Rule, which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges (the “Administrative Permits”), including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.

Based on our understanding of current PRC Laws, we are not sure whether the New M&A Rule would require us or our subsidiary in China to obtain the CSRC approval in connection with the share exchange pursuant to which we established a U.S. holding company for our operations in China.

Further, if the PRC government finds that we or our management members did not obtain the CSRC approval, which CSRC may think we should have obtained before our executing the Exchange Agreement, we could be subject to severe penalties. The New M&A Rule does not stipulate the specific penalty terms, so we are not able to predict what penalties we may face, and how such penalties will affect our business operations or future strategy.

We may have difficulty managing the risk associated with doing business in the Chinese agriculture sector which could reduce our revenues.

In general, the agriculture sector in China is affected by a series of factors both natural, economic and social such as climate, market, technology regulation, and globalization, which makes risk management difficult. Agriculture in China faces similar risks as do other countries, however, these can either be mitigated or exacerbated due to governmental intervention through policy promulgation and implementation either in the agriculture sector itself or sectors which provide critical inputs to agriculture such as energy or outputs such as transportation. While not an exhaustive list, the following factors could significantly affect our ability to do business:

•	Food, feed, and energy demand including liquid fuels and crude oil
•	Agricultural, financial stimulus, energy & renewable energy, and trade policies
•	Input and output pricing due to market factors and regulatory policies
•	Production and crop progress due to adverse weather conditions, equipment deliveries, and water and irrigation conditions
•	Infrastructure conditions and policies

Currently, we do not hold and do not intend to purchase insurance policies to protect revenue in the case that the above conditions cause loss of revenue.

We may not be guaranteed of a continuance to receive the preferential tax treatment we currently enjoy under PRC law, and dividends paid to us from our operations in China may become subject to income tax under PRC law which could reduce our net profit.

The rate of income tax on companies in China may vary depending on the availability of preferential tax treatment or subsidies based on their industry or location.  The Company generated substantially its net income from its PRC operation through Yikoule, Xinyixiang, Yangyang, and Yixinrong, the operating subsidiaries and VIEs in the PRC. Yikoule and Xinyixiang are subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China, at a unified income tax rate of 25% and entitled to tax holiday with the preferential tax rates for entities operating in special economic zones. The applicable tax rate is progressively increased to 25% over a period of 5 years.

Yangyang and Yixinrong are registered as sole-proprietors and required to pay the PRC income tax on predetermined tax rate at 1.2% to 1.4% on turnover during the year. The predetermined tax rate is agreed and determined between such enterprises and the PRC tax bureau of local government and is subject to annual review and renewal.

Yangyang and Yixinrong as sole-proprietorships were eligible to the predetermined tax basis and they complied with the following rules and regulations issued by the State Administration of Taxation of the PRC:

a)	Law of the People's Republic of China on the Administration of Tax Collection;
b)	Rules for the Implementation of the Law of the People's Republic of China on the Administration of Tax Collection;
c)	Individual Industrial and Commercial Tax Charge Fixed Management Approach;
d)	Individual industrial and commercial tax levy fixed in accordance with approved.

With the tax holiday with the preferential tax rates for entities operating in special economic zones, our applicable tax rate is progressively increased to 25% over a period of 5 years, which will reduce our profits.  Further, should the laws and regulations of the PRC change, we could face further tax increases, which would also reduce our net profit.

Our catering/food distribution operations are susceptible to adverse trends and economic conditions internationally and in China in general and in Xiamen and Ningbo City, China where our current catering/food distribution operations are located and in Shanghai and Suzhou where we plan to expand our catering/food distribution operations.

Due to the international financial turmoil commencing in late 2008, we substantially reduced our catering/food distribution business and scaled down our lunch box business during the first half of 2009.  Many Chinese factories ceased production and business was intermittent and unstable.  We were concerned with collecting receivables for our catering and food distribution business in this area.
As of September 30, 2009, all of our catering/food distribution operations are located in Xiamen City China. During the third quarter, we leased a factory in Ningbo and carried out factory renovations and equipment investments.  As of December 2009, the factory has been operational.  We plan to expand the business to Shanghai and Suzhou in the second quarter next year In addition, we plan construction of distribution warehouses in both Shanghai and Suzhou, one for each city.. As a result, our catering/food distribution operations are susceptible to adverse trends and economic conditions in those cities. In addition, given our current geographic concentration in Xiamen City and Ningbo, as well as planned expansion into Shanghai and Suzhou, negative publicity regarding any restaurants could have a material effect on our business and operations throughout the region, as could other regional occurrences such as local strikes, new or revised laws or regulations, or disruptions in the supply of food products.

Changes in public health concerns may impact our catering/food distribution operation’s performance.

Changes in public health concerns may affect consumer preferences for our products. For example, if incidents of the avian flu or H1N1 virus occur in China, consumer preferences or consumer demand may be negatively impacted, resulting in a decline in demand for our products and services.

An increase in the cost of food products could adversely affect our operating results.

If the cost of products we use in food preparation increase, cost of sales will increase and operating income could be reduced. Any material increase in the cost of these products could adversely affect operating results. Cost of sales could be significantly affected by increases in the cost of these products, which can result from a number of factors, including seasonality, increases in the cost of grain, disease and other factors that affect availability, and greater international demand for these products.

An unanticipated decrease in the market price of our fresh produce products could adversely affect our operating results.

The success of our agricultural business segment depends in part upon our ability to acquire our fresh produce products at a discount to future sales prices.  We are parties to sub-contracting agreements which obligate us to purchase fresh produce products at a negotiated contract price, which products will be resold at a future date.  Prevailing market prices at the time of sale may be impacted by the supply and quality of produce available at the time of sale, which are affected by environmental conditions, natural disasters, the ability of competitors to bring their products to market, the sales price offered by competitors and the Chinese regulatory environment.  There is no assurance that we will be able to successfully forecast the market demand or the market price of our products at the time of sale.  If we are unable to resell our fresh produce products at prices exceeding our acquisition price, our operating results and financial condition may be adversely affected.

Our revenues are highly concentrated in several customers which accounts for more than 10% of our revenues, and our revenues could be reduced if these customers reduce their orders from us.

In our fiscal year ended December 31, 2008, the following customers accounted for the following amounts and percentages of our total revenues:

Name of Customer	Amount of Revenues	Percentage of Total Revenues
Xiamen Da Feng Hang Trading Co. Ltd.	$1,425,697	17%
AUO (Xiamen) Ltd	910,775	11%
Total	$2,336,472	28%

In our nine months ended September 30, 2009, the following customers accounted for the following amounts and percentages of our total revenues:

Name of Customer	Amount of Revenues	Percentage of Total Revenues
Xiamen Da Feng Hang Trading Co. Ltd.	$1,865,208	26%
Mr. Li Daxiao	1,213,686	17%
Total	$3,078,894	43%

We have no agreements with these customers, who purchase from us on purchase orders only.

Government regulations concerning catering/food distribution and agricultural operations may harm operations.

The catering/food distribution industry is subject to numerous central government and local governmental regulations in China, including those relating to the preparation and sale of food, sanitation, public health, fire codes, zoning and building requirements. The agricultural industry is subject to similar regulations.  Failure to comply with any of these regulations could adversely affect our operations.

Our catering/food distribution operations may not achieve market acceptance in the new geographic regions we enter.

Our expansion plans depend upon opening catering/food distribution operations in new markets where we have little or no operating experience. As to our expansion plans, for Ningbo Market: Our group catering business has been officially launched in December 2009. We also plan to start our agricultural business in the Ningbo Market in January 2010. At the same time, we plan to expand our group catering and food distribution business to Shanghai and Suzhou during the second quarter next year. Sales people are planned to be put in place in March and April in 2010. For Fujian market, in addition to maintaining the previous business, we will continue to look for opportunities for further expansion. We may not be successful in operating catering/food distribution operations in new markets on a profitable basis. The success of these new catering/food distribution operations will be affected by different competitive conditions, consumer tastes and discretionary spending patterns of the new markets as well as the ability to generate market awareness of our brand. Sales at catering/food distribution operations opening in new markets may take longer to reach average annual catering/food distribution operations sales, if at all, thereby affecting their and our profitability.

Implementing our expansion strategy may strain our resources.

Our expansion strategy may strain our management, financial and other resources. We must also continue to enhance our operational, financial and management systems. We may not be able to effectively manage these or other aspects of our expansion. If we fail to do so, our business, financial condition, operating results and cash flows could suffer.  As a result, our quarterly and annual operating results dependant upon catering/food distribution operations may fluctuate significantly. Accordingly, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. These fluctuations may cause future operating results to fall below the expectations of securities analysts and investors. In that event, the price of our common stock would likely decrease.

Because our competitors in the catering/food distribution and agricultural businesses have greater financial and marketing resources than we do, we may experience a reduction in market share and revenues.

The markets for our catering/food distribution and agricultural products and services are highly competitive and rapidly changing.  Some of our current and prospective competitors have significantly greater financial, technical and marketing resources than we do.  Our ability to compete in our markets depends on a number of factors, some within and others outside our control.  These factors include: the selling prices of our products and of our competitors’ products, the performance of our products and of our competitors’ products, product distribution by our competitors, our marketing ability and the marketing ability of our competitors, and the quality of customer support and services offered by us and by our competitors.

Risks Related to Management and Personnel

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel, including Ms. Xu Yizhen, President and CEO and Mr. Li Xu, CFO. If we were to lose Ms. Xu Yizhen, President and CEO or Mr. Li Xu, CFO or if Ms. Xu Yizhen, President and CEO or Mr. Li Xu, CFO fail to perform in their respective current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. We have no key person insurance on these members of management.  Although we have certain compensation arrangements with management, we have no employment agreements with any management. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

The management team, including Ms. Xu Yizhen, President and CEO and Mr. Li Xu, CFO is responsible for the operations and reporting of the combined company. The requirements of operating as a small public company are new to the management team and the employees as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002.  We estimate our costs to maintain compliance could range from $100,000 to $200,000 per year in the near future.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Although we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal control over financial reporting.

Assuming current legislation introduced in Congress does not pass and we are subject to Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"), Section 404 requires our management to report on the operating effectiveness of our Internal Controls over financial reporting for the year ended December 31 in the fiscal year after the fiscal year in which this registration statement is declared effective. ZYCPA Company Limited, our independent registered public accounting firm, would be required to attest to the effectiveness of our internal control over financial reporting beginning with the year ending December 31, 2011. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. We expect that the cost of this program will require us to incur expenses and to devote resources to Section 404 compliance on an ongoing basis.

It is difficult for us to predict how long it will take to complete management's assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and process on a timely basis. In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Certain of our stockholders hold a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers, directors and majority shareholders are the beneficial owners of approximately 49% of our outstanding voting securities. As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Risks Related to our Operations in China

Because all our customers and operations are located in China, the following risks could affect our business of our suppliers and thus harm our revenues.

General economic conditions in China could reduce our revenues.

General economic conditions in China have an impact on our business and financial results. The global economy in general and in China specifically remains uncertain. As a result, individuals and companies may delay or reduce expenditures. Weak economic conditions and/or softness in the consumer or business channels could result in lower demand for our products, resulting in lower sales, earnings and cash flows.

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

●	Level of government involvement in the economy;

●	Control of foreign exchange;

●	Methods of allocating resources;

●	Balance of payments position;

●	International trade restrictions; and

●	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy, and weak corporate governance traditions and a lack of flexible currency exchange policy continue to persist. As a result of these differences, the business of our suppliers could be adversely affected.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against our Chinese operations and subsidiaries.

The Chinese government exerts substantial influence over the manner in which we and our suppliers must conduct their business activities.

Only recently has China permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.  Any divestiture could reduce our assets or revenues and thus reduce the value of our stock.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. Currently, RMB is stronger than U.S. Dollars. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs and should RMB appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

In the event that the U.S. dollars appreciate against RMB, our costs will increase. If we cannot pass the resulting cost increase on to our customers, our profitability and operating results will suffer. In addition, since our sales to international customers grew rapidly, we are subject to the risk of foreign currency depreciation.

Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.

We have no direct business operations, other than our ownership of our subsidiaries. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary.  In addition, our operating subsidiary, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. We do not presently have any intention to declare or pay dividends in the future. You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China, which could reduce our ability to compete and our revenues.

The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States.  The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter.  China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published.  Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our business objectives.  If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and negatively affected and our revenues could be reduced.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

All of our assets are located outside the United States and all of our current operations are conducted in China.  Moreover, all of our directors and officers are nationals or residents of China.  All or a substantial portion of the assets of these persons are located outside the United States.  As a result, it may be difficult for our stockholders to effect service of process within the United States upon these persons.  In  addition,  there is  uncertainty  as to whether the courts of China would recognize or enforce  judgments of U.S. courts obtained against us or such officers and/or directors  predicated upon the civil liability  provisions  of the  securities  law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons  predicated  upon the  securities  laws of the United States or any state thereof.  Further, China’s treaties do not provide for reciprocal recognition and enforcement of judgments of U.S. courts.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 20,619,107 shares of our common stock held by non- affiliates and 19,900,893 shares held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities. 850,000 shares of our common stock held by non-affiliates are currently eligible for resale or are being registered in this offering, however affiliates will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Although as a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2010, if we do not file a Registration Statement on Form 8-A on or prior to December 31, 2010, our securities can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2010, including a Form 10-K for the year ending December 31, 2010, assuming this registration statement is declared effective before that date.  At or prior to December 31, 2010, we intend voluntarily to file a registration statement on Form 8-A. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.    If we do not file a registration statement on Form 8-A at or prior to December 31, 2010, our securities may not be qualified for continued quotation on the OTCBB, assuming they become qualified prior to such date, which could reduce the value of your investment.

USE OF PROCEEDS

Not applicable.  We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.  In order to assure that selling shareholders will offer their shares at $.05 per share until our shares are quoted on the OTC Bulletin Board, we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTC Bulletin Board without proof of the selling price.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities.  The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering.  On September 14, 2009, GHN Agrispan Holding Company consummated with Easecharm International Limited in a transaction structured as a share exchange in which we exchanged 40,000,000 shares of our common stock for 10,000 shares of Easecharm International Limited held by 2 U.S. and 15 non- U.S. shareholders.  In September 2009, we sold 500,000 shares at a price of $.05 per share to 36 non-U.S. investors.  In September 2009, we issued 20,000 shares to our attorney for legal services which we valued at $.05 per share based upon contemporaneous cash sales.  In addition, as consideration for acquiring shares in Easecharm prior to the share exchange, in September 2009 one non-affiliated shareholder transferred 350,000 shares to our attorney and 50,000 shares to his affiliates for legal services.  During the third quarter of 2009, the Company approved to purchase 4,864,000 shares of common stock from a major shareholder for a consideration of $1,572,474 at an average cost of $0.323 per share. On December 7, 2009, the Company approved the distribution of these treasury stocks to the existing shareholders of the Company on pro-rata basis, resulting in a distribution to Wai Chun Chui of 2,225,195 additional shares and to Ma Qian of 163,698 additional shares.  The shares issued and sold to U.S. investors were issued and sold under Section 4(2) of the Securities Act of 1933 and the shares issued or sold to non U.S. investors were issued and sold under Regulation S.  We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated.  We will not receive any proceeds from the sale of the securities by the selling shareholders.  No selling shareholders are broker-dealers or affiliates of broker-dealers.  Selling shareholders may be deemed underwriters.

Selling Shareholder	Shares to be offered by the Selling Stockholders	Percentage owned before Offering	Amount owned after the offering, assuming all shares sold [1]	Percentage owned after the offering, assuming all shares sold [1]	Relationship to us
Nina Liu	5,000	*	682	*	None

Jiakai Hu	10,000	*	1,364	*	None

Enhua Zhu	10,000	*	1,364	*	None

Hongyan He	5,000	*	682	*	None

Haitao Chen	5,000	*	682	*	None

Yen Liang Liu	40,000	*	5,457	*	None

Shuilan Gan	10,000	*	1,364	*	None

Lujuan Chu	10,000	*	1,364	*	None

Jing Liu	5,000	*	682	*	None

Lingquing Zhang	15,000	*	2046	*	None

Shih Tang Chen	40,000	*	5,457	*	None

Huan Lv	20,000	*	2728	*	None

Luhan Ren	30,000	*	4,092	*	None

Tingyan Chen	5,000	*	682	*	None

Yangyong Bao	10,000	*	1,364	*	None

Guihui Liu	5,000	*	682	*	None

Ying He	10,000	*	1,364	*	None

Xiaoyun Li	10,000	*	1,364	*	None

Ming Chung Liu	30,000	*	4,092	*	None

Fei Gao	5,000	*	682	*	None

Shujun Xie	10,000	*	1,364	*	None

Xiaohui Liu	10,000	*	1,364	*	None

Xi Yang	5,000	*	682	*	None

Miaw Chyi Chen	50,000	*	6,821	*	None

Xiaotian Liu	10,000	*	1,364	*	None

Guofang Zhang	10,000	*	1,364	*	None

Hongbo Yu	10,000	*	1,364	*	None

Li Qian	10,000	*	1,364	*	None

Ruoxuan Wang	5,000	*	682	*	None

Wenjun Peng	5,000	*	682	*	None

Yuyan Zhong	10,000	*	1,364	*	None

Di Li	5,000	*	682	*	None

Chung shu Liu	50,000	*	6,821	*	None

Genfu Wu	5,000	*	682	*	None

Weihe Fang	20,000	*	2,728	*	None

Wangming Dong	5,000	*	682	*	None

Intrepid Capital, LLC [1]	100,000	*	1,409,159	3.47%	Business Consulting

Gulf Asset Management[2]	100,000	*	2,027,368	5%	Business Consulting

Michael Williams	100,000	*	320,473	*	Attorney

Brandon Williams	40,000	*	5,457	*	Affiliate of Attorney

Maggie Ensley	10,000	*	1,364	*	Affiliate of Attorney

Total	850,000

[1]           Jeff Toghraie is the beneficial owner of Intrepid Capital, LLC, an investor in the company.

[2]           Parvin M. Riazi is the beneficial owner of Gulf Asset Management, an investor in the company.

*      Represents ownership of less than one percent.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future.  Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 850,000 shares of common stock.  The selling shareholders will offer their shares at $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  We will not receive any proceeds of the sale of these securities.  We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions.  The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.  We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities.  In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this prospectus, no filing has been made.  Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for FINRA to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board.  The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in our files.  FINRA cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion in the bulletin board is that the issuer be current in our reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ.  Investors’ orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his or her successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Xu Yizhen	48	President & CEO, Director
Xu Bizhen	46	Vice-President of HKYD, Director
Chui Wai Chun	58	Director
Cai Peiyang	37	General Manager – Catering/Food Distribution Business
Li Xu	38	CFO
Ma Qian	27	Executive Vice President and Director
Li Hong	45	General Manager – Agriculture Business

Ms. Xu Yizhen has held her position since she joined us in September 2003. From September 1987 to September 2003, she was the Director of Marketing in Xiamen Tourism Group. Ms. Xu graduated from Open University of Hong Kong in 1993 with a Master of Business Administration.

Ms. Xu Bizhen joined us as Vice-President of HKYD in September 2008. From March 2003 to September 2008, Ms. Xu was the Vice General Manager of Transitop Logistics (China) Limited. From March 2000 to March 2003 she was Project Leader with Fujian Hongshen Accountants Affairs Office.

Ms. Chui Wai Chun joined us on January 2008 as Director. From June 2005 to October of 2007, she was involved in procurement and trading of precious metals as a private investor. From October of 2004 to June of 2005 she held the position Director of Sales in Kam Lung Jewelry, a retail Jewelry outlet based in Xiamen, PRC.

Mr. Cai Peiyang joined us in November 2006. From May 1995 to November 2006, Mr. Cai was the Deputy General Manager for Xiamen, Dayang Fisheries Co., Ltd. Mr. Cai is currently the General Manager of Catering/Food Distribution division of GHN Agrispan Holding Company. Mr. Cai holds OIA (Organizaciуn International Agropecuaria) and HACCP (Hazard Analysis and Critical Control Point) certificates and graduated in 1996 from University of Xiamen with a diploma in English.

Mr. Li Xu joined us in April 2008 as CFO. From March 2006 to April 2008, Mr. Li was the CFO of Xiamen King Long Construction Machinery Co., Ltd. From September  2003 to March  2006, he was the Financial Director of Xiamen Xian Sheng Special Glass Co., Ltd.

Mr. Ma Qian joined us in October 2005 as Assistant Manager of Marketing Department. In January 2007, Mr. Ma was assigned as the Director of Marketing in HKYD. Since November 11, 2008, Mr. Ma has been serving as the Executive Vice President of HKYD.  Mr. Ma graduated in 2005 with a Bachelor of Arts degree in International Trade from Guangdong University of Foreign Studies.

Mr. Li Hong joined us in April 2007 as General Manager of Agriculture division. From November 2005 to April 2007, Mr. Li was the General Manager of China Green Group. From March 2001 to November 2005 Mr. Li was the Marketing Director of the Beijing Huiyuan Beverage and Food Group Co., Ltd.

Family Relationships

Mr. Ma Qian is the son of Ms. Xu Yizhen.
Ms. Xu Bizhen is the sister of Ms. Xu Yizhen
Ms. Chui Wai Chun is the sister of Ms. Xu Yizhen and Ms. Xu Bizhen

Legal Proceedings

No officer, director, promoter or significant employee has been involved in the last five years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

●
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is 402 M, No. 16 Xinfeng 3rd Road, Xiamen City, PRC.

Name	Number of Shares of Common Stock	Percentage
Xu Yizhen	0	0
Xu Bizhen	0	0
Cai Peiyang	0	0
Li Xu	0	0
Ma Qian	1,363,698	3.37%
Li Hong	0	0
Chui Wai Chun	18,537,195	45.75%
All officers and directors as a group [7 persons]	19,900,893	49.12%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 40,520,000 shares of common stock outstanding as of December 23, 2009.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws is qualified in our entirety.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with $0.001 par value per share. As of the date of this registration statement, there were 40,520,000 shares of common stock issued and outstanding held by 56 shareholders of the record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock in series as fixed by the Directors with $0.001 par value per share. As of the date of this Prospectus, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the Board of Directors may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

INTEREST OF NAMED EXPERTS

Our Financial Statements as of December 31, 2008 and 2007, and the results of operations and cash flows for the years ended December 31, 2008 and 2007 were audited by ZYCPA Company Limited, as experts in accounting and auditing, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.  Michael T. Williams, principal of Williams Law Group, P.A., owns 420,473 shares of our common stock, of which 100,000 shares are being registered in this offering.  Two affiliates of Williams Law Group, P.A. own an aggregate of 56,821 additional shares of which 50,000 shares are being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

GHN Agrispan Holding Company (“GHN” or “We”) is a Nevada corporation formed on August 12, 2009.  By Agreement dated as of August 13, 2009, we acquired Easecharm International Limited (“Easecharm”), a British Virgin Islands corporation formed in January 21, 2009.  Easecharm is our wholly-owned subsidiary.  The transaction was structured as a share exchange in which we exchanged 40,000,000 shares of our common stock for 10,000 shares of Easecharm.  The purpose of this transaction was solely to form a U.S. holding company for our business.

Easecharm was incorporated in the British Virgin Islands on January 21, 2009 as a limited liability company for the purpose of holding 100% equity interest in Hong Kong Yidong Group Company Limited (“HKYD”). HKYD was incorporated in Hong Kong on April 12, 2005 as a limited liability.

On April 16, 2009, Easecharm approved the Plan of Reorganization (the “Reorganization”) and executed the Reorganization with the following share exchange transactions in August 2009:

1.           HKYD entered into a share transfer agreement with the former equity owners of Xinyixiang changed its name to Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co. Ltd.) (“Xinyixiang”) in exchange for the entire equity interest in Xinyixiang for a total consideration of $100,000 (approximately RMB 685,000) in aggregate, and;

2.           Xinyixiang entered into a share transfer agreement with the former equity owners of Xiamen Yikoule Catering Distribution Co., Ltd. (“Yikoule”), in exchange for the entire equity interest in Yikoule for a total consideration of $40,800 (approximately RMB 280,000) in aggregate.

Immediately following the Reorganization, Xinyixiang and Yikoule became our indirect wholly-owned subsidiaries. On September 7, 2009, Xinyixiang changed its name to Xiamen Xinyixiang Modern Agricultural Development Co., Ltd.

Pursuant to a nominee agreement dated February 28, 2009 between Ms. Chui Wai Chun, a Director and the major shareholder of Easecharm and Ms. Xu Yizhen, our president and CEO and the sister of Ms. Chui Wai Chun. Ms. Xu Yizhen is the registered owner of Xinyixiang and Yikoule while at all material times, Ms. Chui Wai Chun is the sole beneficial owner.

The details of our subsidiaries and variable interest entities are described below:

	Company name	Place and date of incorporation	Principal activities

1	Hong Kong Yidong Group Company Limited (“HKYD”)	Hong Kong April 12, 2005	Investment holdings

2	Joy City Investment Limited	Hong Kong March 10, 2009	Investment holdings

3	Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co. Ltd. (“Xinyixiang”)	The PRC July 20, 2006	Investment holdings of Yikoule, provision of catering services and restaurant sales, and trading of agricultural products

4	Xiamen Yikoule Catering Distribution Co., Ltd. (“Yikoule”)	The PRC September 26, 2003	Provision of catering services and restaurant sales

5	Xiamen Yangyang Restaurant (“Yangyang”)#	The PRC May 16, 2005	Provision of catering services and restaurant sales

6	Xiamen Yixinrong Fruit & Vegetable Market (“Yixinrong”) #	The PRC January 6, 2009	Trading of fruits, vegetables and dry food products

# represents variable interest entity (“VIE”).  A variable interest entity refers to an entity subject to consolidation using the provisions within FIN 46R.

Our principal office is located at 402 M, No. 16 Xinfeng 3rd Road, Xiamen City, PRC.  Telephone:  86-136-6600-1113.

General

We are engaged in the provision of catering service and restaurant sales and distribution of agricultural products such as fruits, vegetables and dry food supplies in the PRC.

We generate revenues from two sources:

●	Catering/Food Distribution business
●	Agricultural business

Catering/Food Distribution

We cook and supply traditional Chinese meals. If possible, we use fresh ingredients and if possible natural products certified under Chinese law as pollution-free materials. We offer two types of group catering services and frozen lunch boxes. Our target market is mainly factory workers, white-collar workers, as well as the staff and customers in department stores, shopping malls and, for frozen lunch boxes, supermarkets. Due to the economic downturn that started in late 2008, because of concerns about the financial ability of our customers to make timely payments, we substantially reduced our catering/food distribution business.  In the third quarter of 2009, we have begun to ramp up these businesses again, now serving approximately 35 factory locations.

For customers that have basic cooking facilities, we arrange for cooks and staff to complete the final cooking process of the semi-finished foods made in our central kitchen.  We use restaurants in these sites to provide about ten different combinations of meals for the staff of our customers. Our customers can pay the meal fee for all staff at one time every month.  We are currently providing catering services to HengAn International Group and Laiya Department Store.

For customers that don’t have basic cooking facilities, we cook foods according to their pre-orders in our distribution center. The cooked foods will be put in thermally insulated containers and sent to customers by us. We are currently providing such catering services to Everbright Bank and Qidian Trade Corporation.

Our customers also include companies in the Xiamen Torch (Xiang’an) Industrial Zone. We established a kitchen and restaurant in the industrial zone and provide the meal service for the staff of various businesses in the industrial zone. We served many types of foods, including set meal, dim sum and noodles. The food served in the restaurant is cooked by our distribution center at the restaurant location.

Frozen Lunch Boxes

We provide two types of frozen lunch boxes, set meal package and single item.

To make lunch boxes, after cooking, food is refrigerated through specialized fast-cooling techniques in a specific time period so as to maintain at a central temperature of -40C, before it is packaged in a specialized chamber and then stored and transported after no more than 24 hours at a low-temperature state.  Generally, our lunch boxes have a shelf life of 24 hours.   In case of unsold products, we recall the remaining unsold frozen lunch boxes at 9:00 p.m. every evening and dispose them.  We have just resumed marketing of this product.

Acquisition of Food Products

Materials we use in food preparation are divided into two types: daily consumed materials and long consumption materials. Daily consumed materials include fresh meat, poultry, eggs and vegetables, while long consumption materials include seafood, preserved meat, vegetables and fast-frozen meat, and may also include rice, edible oil, condiment, spices and other food compliments. Although rice, oil and spices are considered as long consumption materials, they are daily and continuingly consumed to the production of catering services and lunch boxes. Most of our materials are perishable and not able to preserve for a long period of time. Our procurements for consumable materials are based upon the customers’ order on a daily basis so as to keep the minimum level of materials in food preparation. The material consumption turnover day is generally less than 30 days. In our business practice, all consumable material and supplies are expensed as cost of revenue after purchase and no inventory balance is resulted. The inventory amount of such long consumption materials is considered not material to our financial statement.

Our catering and food distribution business obtains all of its daily consumed materials and long consumption materials from third party wholesalers.  The suppliers of our raw materials are set forth below:

Suppliers	Proportion	Ingredients Supplied
Xiamen Lvxinyuan Trading Ltd.	4.3%	Rice
Nanjing Gusheng Rice Ltd	3.8%	Rice
Xiamen Good Year Dongmiye Ltd.	5.2%	Rice
Xiamen Lvlianchang Trading Ltd	3.2%	Rice
Xiamen Shengzhou Vegetable Oil Ltd	8.2%	Edible oil
Xiamen Xinlongshan Grain Oil Ltd	6.6%	Edible oil
Xiamen Yinxiang Food Ltd	12.5%	Meat and fish
Xiamen Boshan Food Ltd.	13.5%	Meat and fish
Xiamen Huangjinxiang Flld Ltd	11%	Meat and fish
Xiamen Yongjiaxin Trading Ltd	7%	Vegetables
Xiamen Xinlongzhu Trading Ltd	3%	Vegetables
Xiamen Anruijie Environmental Project Ltd	4.3%	Disposable materials
Xiamen Liangfeng Trading Ltd	6.35%	Disposable materials
Xiamen Yikang Food Ltd	5.05%	Condiments

In 2010, we anticipate that our agricultural business will supply up to 6% of the daily consumed materials of our catering and food distribution business.  The balance of our raw material needs will continue to be supplied by third party wholesalers .

Central kitchens report to the Purchasing Division on demands for materials each day.

Daily consumables such as meat and vegetables are processed after inspection by the suppliers at the kitchens. As most of those products decay, we seldom retain inventories but order such based items upon daily consumption of the outlets and kitchens.

Lunch Box production is based on the estimate of next-day market demand provided by supermarkets and we distribute products on the next day.

Our Group Catering materials procurement is based on the estimated demand of the next day provided by corporations, and we produce and distribute products on the next day.

Food Preparation

We have two central kitchens at the Xiang’an Distribution Center and the Fanghu Distribution Center.  The Xiang’an Distribution Center is equipped with a restaurant capable of serving 1,100 guests per day.   All ingredients and products used in our food preparation are purchased by a central Purchasing Division before being processed according to standardized menus and processes. We maintain similar cooking processes in all central kitchens.

We follow the HACCP food safety management system which is a set of international food production safety systems and standards released by the UN Food Act Committee in June 1997, which stipulates rigid requirements on the reception, storage, processing, transport, hygiene and administration of wastes of all food products. We believe that HACCP is one of the most strict accreditation systems among all systems that are currently applicable to food industries.   We have been qualified by initial examination and reexamination by the Expert Assessment Group from Beijing, and have been awarded the Certificate for Accreditation. We believe that we are the only food and beverage business in Fujian Province to have passed this food safety management system certification.

Marketing

We sell both catering and lunch box services to large institutions and supermarket chains through our in-house sales force.

Delivery

Our products are delivered or transported from their place of production to the points of sale by truck.  For our group catering service, our products are delivered or transported from their place of production to the points of sale by truck.  Approximately 90% of our products are delivered on our own trucks and the remainder is delivered by third party delivery services.  The cost of transportation is borne by us.

For Agricultural business, 100% of the products are delivered and paid by a third party.

Agriculture

In our agricultural business, we operate two lines of services: (1) trading of agricultural products and (2) cultivation and plantation of agricultural products.  For the years ended December 31, 2008 and 2007, and the period through September 30, 2009, we mainly engage in trading of agricultural products as an agent of the suppliers.

Since 2009, we anticipate a new service in the cultivation and plantation of agricultural products. We have leased 104.4 acres of farmlands for a period between January 1, 2009 to December 31, 2018 and an additional 82.9 acres of farmland for a period starting October 1, 2009 to September 30, 2019 respectively. We have also entered into agreements with existing farmers in each farmland to grow agricultural products on this land to our specifications. We have also entered into a cooperation agreement for 32.94 acres of orange groves where we purchase navel oranges. We purchase products from the farmers and growers of our leased farmlands at wholesale market prices and then resell the products. During the period in 2009 fiscal year, no revenue is generated from this line of service.

At present, at our base of 104.4 acres located in Zhuba farm, Xiang’an District, Xiamen City, we have entered into sub-contract agreements with the existing farmers to plant lettuce, long beans, kidney beans, sweet corn and other crops which we purchase at wholesale market prices.  The base is located on the outskirts of the city and the distribution radius is small, so we can provide fresh fruits and vegetables picked no more than two hours before delivery every day. At the same time, because the base is not large, we can plant in many varieties according to the needs of the market.  The price fluctuates in line with market condition.

We have also leased an additional 82.9 acres of farmland in Yuzhong County, Gansu Province and entered into sub-contract agreements with the existing farmers of the farmland to grow a variety of fruits. .The contract has been in effect from October of 2009, which means in 2009, all the fruits produced still belong to the farmers. We won’t have our own fruits until 2010.

In the third quarter of 2008, we entered into an agreement with a third party to produce a number of preserved and candied products using fresh fruits and vegetables such as candied mango slices, small tomatoes, kumquats, carrots, and so on. These products were produced for us by Fujian Zhangzhou YiBiYi Food Co., Ltd.  These products were trial sold through distributors in more than 200 retail marts, such as Wal-Mart, Carrefour, Trust-Mar, in China from October, 2008.  The trial resulted in the on-going production of the preserved and candied products. Since October 2008, these products have continued to be sold through distributors in more than 200 retail locations.

We have also developed the Fengjie navel orange garden project, a contracted land of 32.94 acres at Santuo Village, Anping Township Village, Chongqing City, and our first local fruit plantation base project.   The term is from August 18, 2008 to January 31, 2012 Fengjie navel orange planting base is currently operating normally and producing oranges.

Certain of our agricultural products are certified by the State Market Quality Inspection Bureau of China, or the Quality Inspection Bureau, as “pollution-free vegetables and the level above”.  Fruit planting base (i.e., Gansu) currently has not been certified as "pollution-free". Vegetables planted at Fujian Zhuba farm has been certified as "pollution-free."

“Pollution free” vegetables refer to vegetables whose origin, production processes and product quality have been certified by the Quality Inspection Bureau to meet the “pollution free” standards set by the Quality Inspection Bureau.  “Pollution-free” vegetables must be cultivated in a planting base that does not exceed prescribed levels of atmospheric, water and soil contaminants.  The planting base is further subject to geographic restrictions relating to proximity to pollution sources such as factories, hospitals, residential areas, primary highways, soil rich in heavy metal, and areas where soil and water related endemic diseases are common.  No areas that have been used for garbage landfill, industrial and hospital waste and contaminated residues can be used as the land for “pollution free” vegetables.  No industrial and living waste water or other contaminated sources of water can be used for growing or washing “pollution free” vegetables.

All vegetables designated as “pollution free” must pass qualification checks by the above government authorities in the producing area or market and are accredited by the government departments concerned with using pollution-free agricultural products labels. The production of the pollution-free vegetables is under the technical direction of government’s Agricultural Technology Department during the whole process and is sent into market after passing the qualification checks by the government’s Quality Supervision Department. Inspection is carried out once every three years. Only enterprises that have passed such certifying process can have the pollution-Free Agricultural products logo printed on the packaging. At present, only 494,200 acres of agricultural base in the Fujian Province and 966,659 acres of agricultural base in Gansu Province have passed the national certification of pollution-free agricultural base.

Markets and Marketing

We are in the process of negotiation with the China mainland business supervisors and relevant divisions of large retail companies, aiming to be designated suppliers and distributors of fresh vegetables and fruits, dried products and fruits, and roughly processed products (such as dried glazed fruits) at all their domestic stores.

Customers

In our fiscal year ended December 31, 2008, the following customers accounted for the following amounts and percentages of our total revenues:

Name of Customer	Amount of Revenues	Percentage of Total Revenues
Xiamen Da Feng Hang Trading Co. Ltd.	$1,425,697	17%
AUO (Xiamen) Ltd	910,775	11%
Total	$2,336,472	28%

In our nine months ended September 30, 2009, the following customers accounted for the following amounts and percentages of our total revenues:

Name of Customer	Amount of Revenues	Percentage of Total Revenues
Xiamen Da Feng Hang Trading Co. Ltd.	$1,865,208	26%
Mr. Li Daxiao	1,213,686	17%
Total	$3,078,894	43%

We have no agreements with these customers, who purchase from us on purchase orders only.

The major products of the company’s agricultural sector are pollution-free vegetables and fruits with regional characteristics, namely, fresh fruits and vegetables. Each planting base, each season, and each plant species is likely to be sold to different customers.

Suppliers

We do not have long-term supply contracts with our suppliers, but in general we have more than four-year relationships with most of our major suppliers. In the past, we did not encounter any major difficulties in purchasing raw materials and we don’t foresee any difficulty locating backup suppliers.

For our long-term business development, we secure our fruit and vegetable planting bases through agreements with farmers who hold rights to plant and cultivate certain farmland from the PRC government.  Through “land circulation” agreements, we lease from these farmers the right to plant and cultivate fruits and vegetables on their farmland.  We then contract with the original farmer to perform the actual planting and cultivation in accordance with our specifications.  This agreement is referred to as a “sub-contracting agreement”.  We believe that this arrangement will provide us with greater stability in the quality and acquisition costs of our fruits and vegetables.

The sub-contracting agreements generally provide as follows:

•
The Company sets forth guidelines regarding the produce and manner of cultivation acceptable to the Company.  The guidelines may prescribe the species and volume of fruits and vegetables to be planted and the fertilizers, pesticides and cultivation practices approved by the Company.  We select the species of produce to be cultivated based upon our prediction of market demand.

•
The farmers are responsible for and bear all costs associated with maintaining and operating the planting bases.  These costs include costs and expenses customarily associated with crop cultivation and production including the cost of obtaining seeds, fertilizers and pesticides and all labor costs.  The farmers employ all workers and bear the costs of all taxes, insurance and health and welfare benefits.

•
We agree to purchase all fruits and vegetables produced by the farmers in compliance with our guidelines at a negotiated contract price.  The negotiated contract price is based upon the parties’ anticipated cost of cultivation, the anticipated volume of produce to be purchased, the price offered by competitive planting bases, the suggested market prices posted on the website of the Chinese government and the anticipated resale price of the produce.  We are not obligated to purchase any produce that do not meet our specifications or which are cultivated in a manner not meeting our specifications.  We pay for all produce actually delivered on the date of delivery.

•
The farmers are subject to and bear all risks associated with crop production including higher than anticipated costs of production, poor or low volume crop production, natural disasters, disruptions in operation and environmental pollution.

We resell our fresh produce at the then prevailing market rates to owner/operators of wholesale markets, owner/operators that have retail sites at wholesale markets and distributors that deliver our products to these owner/operators.  We do not sell directly to retailers who purchase at these markets.

Prevailing market prices at the time of sale may be impacted by the supply and quality of produce available at the time of sale, which are affected by environmental conditions, natural disasters, the ability of competitors to bring their products to market, the sales price offered by competitors and the Chinese regulatory environment.  There is no assurance that we will be able to successfully forecast the market demand or the market price of our products at the time of sale.  If we are unable to resell our fresh produce products at prices exceeding our acquisition price, our operating results and financial condition may be adversely affected.

Regulatory Environment

China is transitioning from a planned economy to a market economy. While the Chinese government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the Chinese economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the Chinese government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the Chinese government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating revenues may be reduced by changes in China's economic and social conditions as well as by changes in the policies of the Chinese government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

China’s legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, China began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in China and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

We are subject to many general regulations governing business entities and their behavior in China. In particular, we are subject to laws and regulations covering food and agricultural products.  Such regulations typically deal with licensing, approvals and permits.  For example, quality of agricultural products is regulated by various national authorities on different stages. In the plantation stage, administrative power goes to the Agricultural Law Enforcing Brigade under the Agriculture Bureau, while product inspection goes to Quality & Technical Supervision Administration, and non-pollution trademarks are inspected by the Industrial and Commercial Administration.

For catering/food distribution, a “Sanitation Permit” from Xiamen Huli District Health Bureau is required to obtain a Group Catering Service license from Xiamen Food and Drug Supervision Bureau Furthermore, Xiamen Food and Drug Supervision Bureau from time to time carries out safety inspections on food hygiene.

The company has passed the HACCP standard certification.

Any change in regulations may make our products more or less available on the market. Such changes may have a positive or negative impact on the sale of our products and may directly impact the associated costs in compliance and our operational and financial viability.

Because we are a wholly foreign owned enterprise, we are subject to the law on foreign investment enterprises in China, and the foreign company provisions of the Company Law of China, which governs the conduct of our wholly owned subsidiary and its officers and directors. Additionally, we are also subject to varying degrees of regulations and permit system by the Chinese government.

Compliance with Environmental Law

We comply with the Environmental Protection Law of China and its local regulations. In addition to statutory and regulatory compliance, we actively ensure the environmental sustainability of our operations. Our costs of compliance with applicable environmental laws are included in the total amount of the overall facilities, such as Group Catering business.  To achieve the required emission standard, the kitchen equipment must be equipped with the corresponding gas, liquefaction, etc. All these equipments have been included in the company's fixed assets.

Penalties would be levied upon us if we fail to adhere to and maintain certain standards. Such failure has not occurred in the past, and we generally do not anticipate that it may occur in the future, but no assurance can be given in this regard.

Insurance

We have insurance for food poisoning, third party injury insurance, personal injury liability insurance, and property insurance as follows:

Food poisoning:  Coverage of $7,353 maximum payout for each case.

Employer’s liability insurance:

(1)	Death and disability compensation limit for each person is $7,353 total accumulated compensation is $810,470 USD (see Policy No.: 0600000634)
(2)	Employees other-than-personal-injury medical liability: $588 USD per person with a total accumulation of $64,118 compensation limit
(3)	Third-party liability insurance: $7,353 for each incident
(4)	Specified transport accident injuries pension of senior employees: Civil Aviation: $735,294; train: $294,118

Property Insurance:  The amount of company property insurance is $720,588.

Intellectual Property

We have applied for the following trademarks:

The above logo is used for :

1. Group Catering and Distribution.
2. Management Consulting on catering business.
3. Fruits, vegetables, poultry and other plant and animal cultivation, breeding and sales.

Trademark of Xiamen Yikoule Catering Distribution Co., Ltd. in Xiamen

●	Trademark file number: 4866961 Category 43
●	Official Notice Date: November 18, 2005
●	Official Notice Number: ZC4866961SL
●	Who grants: State Administration Bureau for Industry and Commerce – Trademark Bureau

Trademark of Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co., Ltd.) in Xiamen.

This logo is used for edible mushrooms, fruits and vegetable cultivation; the acquisition, wholesale of agricultural products, agricultural and sideline products (excluding grain, cotton, sugar); sales of packaged goods; environmental production.

●	Trademark file number: 6788530 Category 29
●	Official Notice Date: June 24, 2008
●	Official Notice Number: ZC56788530SL
●	Who grants: State Administration Bureau for Industry and Commerce – Trademark Bureau

These logos are used for our products that we sell.

Seasonality

The first quarter of each year during Spring Festival (Chinese New Year) is usually the off-season for our catering/food distribution business because most of our customers will have a holiday for one to two weeks at that time.

In our agricultural business, the first growing season is from February to May and the last growing season is from October to the next January.

Competition and Market Position

Competition within the food service industry in China is intense. We compete with both large scale and smaller scale private companies. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do.

Service suppliers have a lower threshold to enter the industry, so a new enterprise only needs to meet requirements of approval and permits and it will be able to easily enter the market.    We believe in order to remain competitive in the market, the quality and types of service are important to our success.

Our competitors mainly include international foreign food distribution service suppliers, such as Sodexo.  It is larger and better than us in brand building and management experience, but it just entered the market in Xiamen and lacks local market foundation. There are also many small-scale group catering companies in Xiamen, but because of their small scale and the lack of experience in giving service to large enterprises,  it is difficult for them to compete with us for large enterprise clients.

In the past, food service suppliers focused on the competition with respect to price and the type of service. We believe that food service suppliers currently take brand-building and service quality as the main competitive factors. We believe that competition is based upon brand, scale, service quality, food safety and the uniqueness and type of product and service of food service suppliers.

We believe we compete based upon:

●	Adopting centralized management, which means the same manufacturing procedures go on in many central kitchens in our company.
●	Implementing a centralized purchasing system.
●
The centralized processing will maximize the efficiency in the use of raw materials. For instance, after materials are done with processing, their different parts will be allocated accordingly in order to cook food. We believe adopting such methods can reduce waste.

●	Passing validation by HACCP food safety management system in Fujian Province.
●	Our leading position in Xiamen’s catering and food delivery industry and have the largest central kitchen system in the city.
●	Establishing our brand reputation and credibility in the catering industry in Xiamen.
●	Our high-level managers having over 10 years of experience in food and beverage industry as well as other related areas, for instance, accounting, sales and restaurant management.

Competition within the food service industry in China is intense. We compete with both large scale and smaller scale private companies. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do.

Large state-owned enterprises led by COFCO occupy the upper reaches of agricultural products market, while trade distribution enterprises led by public company China Green Group occupy the middle and lower reaches of the market. We are a much smaller and newer business than these competitors.

In the agricultural business, we compete based upon:

●	Growing vegetables locally
●	Setting up booths in cities where the demand for fruits and vegetables is significant
●	Negotiating agreements with vegetable wholesalers directly by bypassing middlemen and thus expanding our sales channels in an effort to increase our profit margins.
●	Providing seasonal types of vegetables that generally have a wider appeal to the market.
●	Integration with our catering/food distribution business that requires abundant supply of vegetables as well.

Research and Development

We have not incurred research and development expenses during the last two fiscal years.

Employees

We have the following 253 full time employees:

●	Operations - 203
●	Administrative - 7
●	Management - 23
●	Sales - 20

We have 20 group catering part-time employees. We have no collective bargaining agreement with our employees.  We consider our relationship with our employees to be excellent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  The Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We generate revenues from two sources:

●	Catering/Food Distribution business
●	Agricultural business

In our Catering/Food Distribution business, we cook and supply traditional Chinese meals. We use fresh ingredients and if possible natural products certified under Chinese law as pollution-free materials. We sell semi-cooked meals (catering services) to factories, operate restaurants (restaurant sales) and frozen lunch boxes to convenience stores and supermarkets. Our target market for catering services and restaurant sales is mainly factory workers, white-collar workers, as well as the staff and customers in department stores, shopping malls and, for frozen lunch boxes, supermarkets.  Due to the economic downturn that started in late 2008, because of concerns about the financial ability of our customers to make timely payments, we substantially reduced our catering/food distribution business.  Commencing the third quarter of 2009, we have begun to ramp up these businesses again, now serving approximately 35 factory locations and starting with marketing of lunch boxes to supermarket chains.

We have two operations in our agriculture business:

●	Agricultural Trade – We purchase agricultural products from other companies or agricultural producers for resale.

●
Agricultural Production - We purchase land use rights and enter into sub-contract agreements for the existing farmers of each farmland to grow agricultural products for us and sell the agricultural products. Starting in 2010, we anticipate that we will also use some of these products as a minor amount of raw materials in our catering/food distribution business.

We expect to expand our catering/food distribution business to the cities of Shanghai and Suzhou in the second quarter of next year.

As of September 30, 2009, all of our catering/food distribution operations are located in Xiamen City, China. During the third quarter, we leased the factory in Ningbo and carried out factory renovation and equipment investment.  As of December 2009, the factory is operational. We have invested approximately $500,000 for equipment in the first phase and have invested approximately another $500,000 in the ground construction project. We anticipate that the total investment will be approximately $2 million. .

We also anticipate an increase in our agricultural products given the Chinese government’s current preferential national policy towards the agricultural industry is currently at a low level of development.  We plan to expand sales to Shanghai and Suzhou regions in the future.

Results of Operations

Comparison of the year ended December 31, 2008 and the year ended December 31, 2007

The following table compares the revenues for the year ended December 31, 2008 to the year ended December 31, 2007.

	December 31,
	2008	2007		Percentage
	Revenue	Revenue	Change	Change
Catering/Food Distribution	$6,517,507	$1,136,325	$5,381,182	474%
Agricultural	1,640,790	-	1,640,790	100%
	$8,158,297	$1,136,325	$7,021,972	618%

The increase in both catering/food distribution service and agricultural sales was due to an increase in business in each respective area.  The increase in catering/food distribution revenue of $5,381,182 from $1,136,325 for the year ended December 31, 2007 to $6,517,507 for the year ended December 31, 2008 is attributed to a $4,997,873 increase in revenue from new customers, a $330,744 increase in revenue from existing customers and a $52,565 increase in revenue from new products (Cold Chain products). Our catering/food distribution sales increased as we were able to set up catering/food distribution programs in more factories.  Once our funding is in place, which it currently is not, we anticipate our revenues will increase as we expand the business into regions outside of Xiamen and Ningbo City.  During 2008, we introduced the sale of agricultural products.  We anticipate the agricultural sales to increase as we plan to lease and improve additional agricultural farmlands.  We plan on selling the product directly to supermarkets as well as to wholesale customers or enterprise customers in the economically developed cities.

In 2007, we had just 11 customers, but we increased to 38 customers in 2008, which represents an increase of 27 customers. Additionally, we had four self-managed restaurants in 2008.

The following table compares the costs of revenues for the year ended December 31, 2008 to the year ended December 31, 2007.

	December 31,
	2008		2007
	Cost of Revenue	% of Revenue	Cost of Revenue	% of Revenue
Catering/Food Distribution	$4,771,678	73.2%	$908,432	79.9%
Agricultural	-	0.0%	-	0.0%
	$4,771,678	58.5%	$908,432	79.9%

The increase in the cost of sales from $0.9 million for the year ended December 31, 2007 to $4.8 million for the year ended December 31, 2008 was primarily due to the increase of materials of approximately $3.0 million, salaries of $0.6 million and utilities of $0.2 million.  We hired more personnel during 2008 because of the expansion of the catering/food distribution business.  We had 40 production personnel with $151,412 of related cost for the year ended December 31, 2007 compared to 205 production personnel with $713,709 of related cost for the year ended December 31, 2008. As a percentage of revenue, materials were 55%, salaries were 12% and utilities were 4% for the year ended December 31, 2008, compared to 56%, 15% and 5%, respectively, for the year ended December 31, 2007.

We do not have cost of revenue for the agricultural sales as these are recognized on a net basis in accordance with ASC Topic 605-45-45, “Overall Consideration of Reporting Revenue Gross As A Principal Versus Net As An Agent” because we perform as an agent without assuming the risk and rewards of ownership of the distribution and sale of agricultural products. All costs associated with the delivery of product are not borne by us.

Operating expenses which include sales and marketing and general and administrative expenses were $642,964 or 7.9% of revenues for 2008 and $179,450 or 15.8% of revenues for 2007.  The change is due to the overall growth of our company as we hired additional personnel and increased our sales and marketing expenses.  During the year ended December 31, 2007, we had a total of 54 personnel, of which 40 were production personnel and 14 were administrative personnel. Total payroll expense was $220,000 for the year ended December 31, 2007, of which $151,412 was for production personnel payroll included in cost of revenue and $68,588 was for administrative personnel payroll included in general and administrative expenses. During the year ended December 31, 2008, we had a total of 263 personnel, of which 205 were production personnel and 58 were administrative personnel. Total payroll expense was $928,986 for the year ended December 31, 2008, of which $713,709 was for production personnel payroll included in cost of revenue and $215,277 was for administrative personnel payroll included in general and administrative expenses.

In 2007, our only business was in catering; therefore, all costs and revenues arose from this business. Total operating expenses for the year ended December 31, 2007 were $179,450, which included $19,798 in rent expense, $68,588 in salary expense, and $11,022 in depreciation expense. For the year ended December 31, 2008, total operating expenses were $642,964, which included $89,351 in operating expenses in our agricultural segment and $553,613 in our catering/food distribution segment.  Payroll expense was $204,119 and $11,158 for the catering/food distribution segment and the agricultural segment, respectively, for the year ended December 31, 2008.  Depreciation expense was $26,068 and $0 for the catering/food distribution segment and the agricultural segment, respectively, for the year ended December 31, 2008. To date, our agricultural segment primarily purchases and sells through agencies; therefore, our agricultural costs are low compared to our catering/food distribution costs.

Income tax expense was $41,608 for 2008 compared to $0 for 2007.  We had no income tax in 2007 because we utilized net operating loss carryforwards from 2006, thereby reducing our 2007 income tax expense to $0. As a result of our increased net income generated in 2008 and the increase in income tax rate from 15% in 2007 to 18% in 2008, we reported income tax expense for the year ended December 31, 2008 of $41,608.  The effective income tax expense was 1.5% of income before taxes for the year ended December 31, 2008.  For 2008 we continued to receive preferential tax treatment from the PRC as we are operating in special economic zones.  Our applicable tax rates will progressively increase to 25% over a 5 year period.

Comparison of the nine months ended September 30, 2009 and the nine months ended September 30, 2008

The following table compares the revenues for the nine months ended September 30, 2009 to the nine months ended September 30, 2008.

	September 30,
	2009	2008		Percentage
	Revenue	Revenue	Change	Change
Catering/Food Distribution	3,624,186	4,638,495	(1,014,309)	-22%
Agricultural	3,603,834	285,036	3,318,798	1164%
	7,228,020	4,923,531	2,304,489	47%

The decrease in catering/food distribution service was due to the international financial turmoil from 2008.  We had an increase in revenue of $450,125 related to seven new customers and a decrease of $1,682,516 in sales revenue for existing customers.  Many Chinese factories ceased production and business was intermittent and unstable.  We were concerned with collecting receivable for our catering/food distribution business.  Therefore, we substantially reduced our catering/food distribution business and scaled down our frozen lunch box business during the first half of 2009.  As the economy has gradually begun to recover, we have ramped up catering/food distribution services, restaurant sales and sales of frozen lunch boxes during the third quarter of 2009.

During the third quarter of 2008, we introduced agricultural products as a line of business.  The revenues from these sales are recorded as product sales.  We anticipate the agricultural sales to increase as we plan to lease and improve additional agricultural farmlands.  We plan on selling the product directly to supermarkets as well as to wholesale customers or enterprise customers in the economically developed cities.

The following table compares the costs of revenues for the nine months ended September 30, 2009 to the nine months ended September 30, 2008.

	September 30,
	2009		2008
	Cost of Revenue	% of Revenue	Cost of Revenue	% of Revenue
Catering/Food Distribution	$2,509,645	69.2%	$3,296,901	71.1%
Agricultural	54,161	1.5%	-	0.0%
	$2,563,806	35.5%	$3,296,901	67.0%

The decrease in the cost of sales from $3.3 million for the nine months ended September 30, 2008 to $2.6 million for the nine months ended September 30, 2009 for catering/food distribution service was in line with the decrease in revenue from catering/food distribution service

We do not have cost of revenue for the agricultural sales as these are recognized on a net basis in accordance with ASC Topic 605-45-45, “Overall Consideration of Reporting Revenue Gross As A Principal Versus Net As An Agent” because we perform as an agent without assuming the risk and rewards of ownership of the distribution and sale of agricultural products. All costs associated with the delivery of product are not borne by us.

Operating expenses which include sales and marketing and general and administrative expenses were $388,212 or 5.4% of revenue for the nine months ended September 30, 2009 and $364,867 or 7.4% of revenue for the nine months ended September 30, 2008. During the nine months ended September 30, 2009, total payroll expense was $479,780, of which $325,557 was for production personnel payroll included in cost of revenue and $154,224 was for administrative personnel payroll included in general and administrative expenses. We had a total of 253 employees at the end of September 30, 2009 of which 203 were production employees and 50 were administrative employees. During the nine months ended September 30, 2008, total payroll expense was $659,047, of which $512,996 was for production personnel payroll included in cost of revenue and $146,061 was for administrative personnel payroll included in general and administrative expenses. We had a total of 260 employees at the end of September 30, 2008 of which 205 were production employees and 55 were administrative employees.

The following table is a breakdown of our general and administrative expenses for the nine months ended September 30, 2009 compared to September 30, 2008 on a segment basis.

	Nine months ended September 30, 2009			Nine months ended September 30, 2008
	Catering/Food Distribution Business	Agricultural Business	Total	Catering/Food Distribution Business	Agricultural Business	Total

Salaries	$140,515	$13,708	$154,223	$143,043	$3,001	$146,044
Social insurance	12,811	-	12,811	8,808	-	8,808
Depreciation	29,294	-	29,294	13,508	-	13,508
Transportation	2,086	41,019	43,105	7,962	8,607	16,569
Water & electricity	21,702	-	21,702	1,740	-	1,740
Legal & professional fee	21,693	-	21,693	1,460	-	1,460
Other	19,890	2,831	22,721	52,507	8,167	60,674
	$247,991	$57,558	$305,549	$229,028	$19,775	$248,803

Income tax expense was $36,210 for the nine months ended September 30, 2009 compared to $28,292 for the nine months ended September 30, 2008.  The effective income tax expense was 1.0% and 2.1% of income before taxes for the nine months ended September 30, 2009 and 2008, respectively.  For 2009, we continued to receive preferential tax treatment from the PRC as we are operating in special economic zones.  Our applicable tax rates will progressively increase to 25% over a 5 year period. As a result of our increased net income generated during the nine months ended September 30, 2009 and the increase in income tax rate from 18% in 2008 to 20% in 2009, income tax expense for the nine months ended September 30, 2009 increased by $7,918 as compared to the same period in 2008.

The reason for the significant increase in net profits from 26.7% for the nine months ended September 30, 2008 to 58.7% for the nine months ended September 30, 2009 is because the recognition of the sales revenue for agricultural trading business is on a net base, which is the sales revenue of major business minus the cost of major business, and also, the agricultural business is only considered as an agency business, and the management cost is low; therefore, the net profits for the agricultural trading business was relatively high. In addition, the newly added agricultural trading business didn’t start until the third quarter of 2008.

Liquidity and Capital Resources

As of September 30, 2009, we had working capital of $1,407,285, which consisted primarily of accounts receivable and amounts due from related parties of $309,239 and $2,247,994, respectively, offset primarily by the amount due to a related party and accrued liabilities of $880,426 and $352,739, respectively.

We had net cash provided by operating activities of $5,044,681 for the nine months ended September 30, 2009, which consisted primarily of net income of $4,239,696 and a decrease in accounts receivable of $653,332. The decrease in the accounts receivable balance was due to the decrease in sales for the period which was caused by the down turn in the economy.  We also had an increase in accounts payable of $45,447 due to our efforts to conserve cash.  During the year ended December 31, 2008, net cash provided by operating activities was $2,160,062 as compared to $206,588 for the same period in 2007, which represents a change of $1,953,474. The primary reason for the change in net cash provided by operating activities was an increase in net income from $50,034 for the year ended December 31, 2007 to $2,702,372 for the year ended December 31, 2008. The change in net cash provided by operating activities was also affected by an increase in cash of $154,745 from the change in prepayment, deposits and other receivables and a change in accrued liabilities and other payables of $211,190. These amounts were offset by changes in accounts receivable and accounts payable in the amounts of $815,363 and $192,105, respectively.

For the nine months ended September 30, 2009, we had net cash used in investing activities of $4,339,460, which consisted primarily of $1,383,281 for the payment of land use rights, $2,043,465 for advances to related parties, and $900,986 for the deposits payment on purchases of plant and equipment and reduced by the change in restricted cash of $138,326. The increase in restricted cash is mainly because we have restricted more funds for the working capital in our expansion in catering / food distribution business in Ningbo City, Zhejiang Province, the PRC.

For the year ended December 31, 2008, we had net cash used in investing activities of $1,553,496, which consisted primarily of $110,287 for the purchase of plant and equipment and the change in restricted cash of $1,443,209. The change in restricted cash primary represented the restricted fund which we will use for our expansion plans in catering and agriculture businesses to acquire additional kitchenware facilities and farmlands, respectively.

We will need approximately $1 million to complete the Ningbo factory and $2 million to complete the planned large-scaled warehouse kitchens in Shanghai and Suzhou.  We plan to fund our expansions through proceeds from our on-going operations.  We are planning to complete the construction of the second phase equipment and the rest of the investment in our Ningbo Factory during the first quarter of 2010, and are planning to complete our investment for at least one grand and frozen food warehouse in Shanghai also during the first quarter 2010. Additionally, we are planning to complete the construction investment in a grand and frozen food warehouse in Suzhou during the second quarter of 2010. We plan to obtain additional funding by issuing debt or the sale of stock, if market conditions are appropriate.  We are not currently in negotiations with any lenders or other funding sources and we are not certain that we will be able to obtain additional funding on terms favorable to us or at all.

Off-Balance Sheet Arrangements

We have no outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any.  We have identified certain accounting policies that are significant to the preparation of our financial statements.  These accounting policies are important for an understanding of our financial condition and results of operations.  Critical accounting policies are those that are most important to the presentation of our financial condition and results of operations and require management's subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.  Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments.  We believe the following accounting policies are critical in the preparation of our financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Impairment of Long-Lived Assets

We periodically review long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset is written down to its estimated fair value based on a discounted cash flow analysis.

Revenue Recognition

In accordance with the Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

(a)	Product sales

(i)	Sale of agricultural products

The Company generates revenue from the distribution and sale of agricultural products such as fruits, vegetables and dry food products in the PRC. The Company recognizes its revenue on a net basis in compliance with ASC Topic 605-45-45, “Overall Consideration of Reporting Revenue Gross As A Principal Versus Net As An Agent” because the Company performs as an agent without assuming the risk and rewards of ownership of the distribution and sale of agricultural products. All costs associated with the delivery of product are not borne by the Company.

(ii)	Sale of frozen lunch boxes

The Company generally sells its frozen lunch boxes to the retail chains and convenience stores on a basis of limited return rights. Revenue is recognized when title passes upon delivery of its products to customers, net of applicable provisions for returns and allowances and business taxes. Since these frozen lunch boxes are perishable, the right of return is limited to 24 hours after the delivery date.

(b)	Catering service and restaurant sales

(i)	Catering services

Catering services are either provided at the customers’ workplaces or the Company’s central kitchens under the contract for the period ranging from 3 months to 1 year. Revenues for catering services billed on per-unit (meal) basis are recognized as the services are sold to the customer, net of business taxes.

(ii)	Restaurant sales

The Company operates restaurant to provide the meal service in the industrial zone. Revenue from restaurant sales is recognized when food and beverage products are sold to the customers, net of business taxes.

(c)	Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

Income taxes

We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. We provide a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Recently issued accounting pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

DESCRIPTION OF PROPERTY

Land Use Rights

At present, our base of 104.4 acres located in Zhuba farm, Xiang’an District, Xiamen City is used for planting and cultivation of vegetables and planting basis for improved seeds.  We have also leased an additional 82.9 acres of farmland in Yuzhong County, Gansu Province. We entered into sub-contract agreements with the existing farmers of the farmland to grow a variety of fruits which we plan to purchase at wholesale market prices in the third quarter of 2009.

We have also developed the Fengjie navel orange garden project, a contracted land of 32.94 acres at Santuo Village, Anping Township Village, Chongqing City, and our first local fruit plantation base project for the production of navel oranges.

In China, land use rights are the rights for natural persons, legal persons or other organizations to use land use rights for a fixed period of time. We have the following Land Use Rights and related agreements in connection with the foregoing:

The 104.4 acres of land leased from farmers in the Zhuba farm area, Fujian Province:

●	Yan Mingshu
o	Size: 16.47 acres
o	Tem of lease: Jan 1, 2009 – Dec. 31, 2018
o	Term of sub-contract with Farmer: July 1, 2009 for one year. The sub-contract is automatically extended for an additional year unless either party terminates the contract.
o	Cultivation and harvesting: Vegetables
o	Payment required for land use rights: $8,088 per year, we have made full lump-sum payment at the inceptions of the lease.

●	Sanxiushan 1
o	Size: 49.42 acres
o	Tem of lease: Jan 1, 2009 – Dec. 31, 2018
o	Term of sub-contract with farmer: October 1, 2009 for one year. The sub-contract is automatically extended for an additional year unless either party terminates the contract.
o	Cultivation and harvesting: Vegetables
o	Payment required for land use rights: $44,118 per year, we have made full lump-sum payment at the inceptions of the lease.

●	Sanxiushan 2
o	Size: 3.62 acres
o	Tem of lease: Jan 1, 2009 – Dec. 31, 2018
o	Term of sub-contract with farmer: October 1, 2009 for one year. The sub-contract is automatically extended for an additional year unless either party terminates the contract.
o	Cultivation and harvesting: Vegetables
o	Payment required for land use rights: $2,588 per year, we have made full lump-sum payment at the inceptions of the lease.

●	Li Deli
o	Size: 25.7 acres
o	Tem of lease: Jan 1, 2009 – Dec. 31, 2018
o	Term of sub-contract with farmer: July 1, 2009 for one year. The sub-contract is automatically extended for an additional year unless either party terminates the contract.
o	Cultivation and harvesting: Vegetables
o	Payment required for land use rights: $17,206 per year, we have made full lump-sum payment at the inceptions of the lease.

●	Liu Jieyue
o	Size: 9.22 acres
o	Term of lease: Jan 1, 2009 – Dec. 31, 2018
o	Term of sub-contract with farmer: July 1, 2009 for one year. The sub-contract is automatically extended for an additional year unless either party terminates the contract.
o	Cultivation and harvesting: Vegetables
o	Payment required for land use rights: $4,529 per year, we have made full lump-sum payment at the inceptions of the lease.

The 82.9 acres of farmland leased in Yuzhong County, Gansu Province:

●	Jiang Tao
o	Size: 60.06 acres
o	Term of lease: October 1, 2009 – September 30, 2019
o	Term of sub-contract with farmer: October 1, 2009 for one year. The Sub-contract is automatically extended for an additional year unless either party terminates the contract.
o	Cultivation and harvesting: Fruits
o	Payment required for land use rights: $1,608,397 for ten years payable in 3 installments; $482,519 in 2009; $482,519 in 2012; $643,359 in 2015.

●	Jiang Yonghua
o	Size: 22.84 acres
o	Term of lease: October 1, 2009 – September 30, 2019
o	Term of sub-contract with farmer: October 1, 2009 for one year. The sub-contract is automatically extended for an additional year unless either party terminates the contract.
o	Cultivation and harvesting: Fruits
o	Payment required for land rights: $611,647 for ten years payable in 3 installments; $183,494 in 2009; $183,494 in 2012; $244,659 in 2015.

The cooperative agreement for 32.94 acres to grow navel oranges in Chongqing City:

●	YIKOULE FRUITS AND VEGETABLES BASE CONTRACT
o	Size: 32.94 acres
o	Term of Contract: August 18, 2008 – January 31, 2012
o	Cultivation and harvesting: Navel orange
o	Under the terms of the cooperative agreement we have the right to purchase part or all the navel oranges yielded at wholesale market prices by placing orders.

Rental Properties

The following are the details of our rental properties.

Use	Address	Renting area	Renting clause	Landlord
Xiang’an distribution center	No.18, Xianghong Road, Torch(Xiang’an) Industrial Development zone, Xiamen	33,032 sq ft.	July 1, 2006-August 31, 2011, $7,556.22 per month rent paid to Xiamen Huoju Hi-Tech Industrial Development District Service Center	Contract with the government so there is no land certificate.
Fanghu distribution center	No.82, Shangzhong village, Fanghu Road, Heshan town, Huli district	16,678 sq ft	August 20, 2004- August 19 2009, $1,617.64 per month rent paid to Chen Tianhu (an individual landlord)	Private property. There is no certificate of property right.
Catering for “Zheng Shan Mei” Brand	Underground First Floor, A section, Ruijing Shopping Mall on Lianqian Avenue	2,280 sq ft	August 15, 2007 – August 15, 2011 1st year: $36,285 2nd year: $67,976 3rd year: $71,444 4th year: $77,160 paid to Xiamen High-Tech Innovation Center	Xiamen High-tech Innovation Center
Offices of Yikoule	Suite 617 Innovation Building, Innovation Center, Xiamen Torch High-tech Industrial Development Zone	1,187 sq ft	August 26, 2008 – August 25, 2009, $422 per month rent paid to Xiamen High-Tech Innovation Center	Xiamen High-tech Innovation Center
Offices of Yikoule	Fourth floor of Xuanye building in Xiamen Torch High-tech Industrial Development Zone	5,080 sq ft	February 25, 2007- February 24, 2009 $1,457 per month rent paid to Xiamen High-Tech Innovation Center	Xiamen High-tech Innovation Center
Restaurant of Xaingyu Group	Yinsheng Building of Xiamen Bonded Area	2,691 sq ft	July 1, 2007-June 30, 2008	Business contract. There is no lease.
Restaurant of China Everbright Bank	Building of China Everbright Bank on Hubin Road south	——	March 24, 2008-March 23 ,2009	Meals delivery. There is no lease.
Restaurant of Qidian (Xiamen) commercial Co., Ltd	Jiangtou Road west	——	July 10, 2008-present	Meals delivery. There is no lease.
Restaurant of NatSteel （Xiamen）Ltd	Haicang export processing zones	1,076 sq ft	July 20, 2008- July 31, 2009	Business contract. There is no lease.
Hebi restaurant	Haicang export processing zones	4,305 sq ft	May 12, 2008-May 11, 2009	Business contract. There is no lease.
Restaurant of Heng’an Group	Heng’an industrial park in An Haipu, Jinjiang	1,614 sq ft.	November 11, 2007- November 14, 2008	Business contract. There is no lease.
Restaurant of Innovation Center	Xuanye building in Xiamen Torch High-tech Industrial Development Zone	3,229 sq ft	November 1, 2008- October 31, 2009	Business contract. There is no lease.
Restaurant of Quanzhou Textile Garment Institute	Shishi East Avenue	2,690 sq ft	July 15, 2008-July 14, 2009	Business contract. There is no lease.
Restaurant of AU Optronics Corp. (AUO)	Stage of Torch High-tech Industrial Zone(Xiang’an)	4,305 sq ft	January 1, 2008-December 31, 2008	Business contract. There is no lease.
Restaurant of Innovation Center	East side Xuanye building in Xiamen Torch High-tech Industrial Development Zone	2,745 sq ft	August 01, 2008 – July 31, 2009	Business contract. There is no lease.

We have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GHN Agrispan Holding Company (“GHN” or “We”) is a Nevada corporation formed on August 12, 2009.  By Agreement dated as of August 13, 2009, we acquired Easecharm International Limited (“Easecharm”), a British Virgin Islands corporation formed in January 21, 2009.  Easecharm is our wholly-owned subsidiary.  The transaction was structured as a share exchange in which we exchanged 40,000,000 shares of our common stock for 10,000 shares of Easecharm.  The purpose of this transaction was solely to form a U.S. holding company for our business.

Easecharm was incorporated in the British Virgin Islands on January 21, 2009 as a limited liability company for the purpose of holding 100% equity interest in Hong Kong Yidong Group Company Limited (“HKYD”). HKYD was incorporated in Hong Kong on April 12, 2005 as a limited liability.

On April 16, 2009, Easecharm approved the Plan of Reorganization (the “Reorganization”) and executed the Reorganization with the following share exchange transactions in August 2009:

1.           HKYD entered into a share transfer agreement with the former equity owners of Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co. Ltd.) (“Xinyixiang”) in exchange for the entire equity interest in Xinyixiang for a total consideration of $100,000 (approximately RMB 685,000) in aggregate, and;

2.           Xinyixiang entered into a share transfer agreement with the former equity owners of Xiamen Yikoule Catering Distribution Co., Ltd. (“Yikoule”), in exchange for the entire equity interest in Yikoule for a total consideration of $40,800 (approximately RMB 280,000) in aggregate.

Immediately following the Reorganization, Xinyixiang and Yikoule became our indirect wholly-owned subsidiaries.  On September 7, 2009, Xinyixiang changed its name to Xiamen Xinyixiang Modern Agricultural Development Co., Ltd.

Pursuant to a nominee agreement dated February 28, 2009 between Ms. Chui Wai Chun, a Director and the major shareholder of Easecharm and Ms. Xu Yizhen, our president and CEO and the sister of Ms. Chui Wai Chun. Ms. Xu Yizhen is the registered owner of Xinyixiang and Yikoule while at all material times, Ms. Chui Wai Chun is the sole beneficial owner.

As of December 31, 2008, amount due from related parties of $321,995 represented temporary advances made to Ms. Xu Yizhen, our president and CEO, Xiamen Yiji Zhen Shan Mei Food & Beverage Co., Ltd., Xiamen Yijun Modern Agricultural Development Co., Ltd. and Xiamen Yizhen Import & Export Trading Co., Ltd., and the related companies which are commonly controlled by Ms. Xu Yizhen, which were unsecured, interest-free and repayable on demand.

As of December 31, 2007, amount due to a related party of $74,316 represented temporary advances from the director of the Company, Ms. Xu Yizhen, which was unsecured, interest-free with no fixed repayment term. The imputed interest on the amount due to a director was not significant.

As of September 30, 2009 and December 31, 2008, amounts due from related parties of $2,247,994 and $321,995, respectively represented temporary advances made to Ms. Xu Yizhen, the director of the Company, and the above related companies which are controlled by Ms. Xu Yizhen, which was unsecured, interest-free and repayable on demand. Subsequent to December 2009, Ms. Xu Yizhen and the related companies repaid approximately $1,780,000 to the Company.

During the third quarter of 2009, the Company approved to purchase 4,864,000 shares of common stock from a major shareholder for a consideration of $1,572,474 at an average cost of $0.323 per share. On December 7, 2009, the Company approved the distribution of these treasury stocks to the existing shareholders of the Company on pro-rata basis, resulting in a distribution to Wai Chun Chui of 2,225,195 additional shares and to Ma Qian of 163,698 additional shares.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

There are no options, warrants or convertible securities outstanding.

Securities Authorized for Issuance under Equity Compensation Plans

This GHN Agrispan Holding Company 2009 Stock Incentive Plan

This GHN Agrispan Holding Company 2009 Stock Incentive Plan is intended to secure for the Company and its Affiliates the benefits arising from ownership of the Company's Common Stock by the Employees, Officers, Directors, Consultants of the Company and its Affiliates, all of whom are and will be responsible for the Company's future growth.  The Plan is designed to help attract and retain for the Company and its Affiliates personnel of superior ability for positions of exceptional responsibility, to reward Employees, Officers, Directors and Consultants for their services and to motivate such individuals through added incentives to further contribute to the success of the Company and its Affiliates.

Awards under the Plan may be made to an Eligible Person in the form of (i) Nonqualified Stock Options; (ii) Restricted Stock; (iii) Stock Awards; (iv) Performance Shares; or (v) any combination of the foregoing.

The maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards under the Plan shall be One Million Two Hundred Thousand (1,200,000) shares.  No Awards have been made under the Plan as of the date of this Registration Statement.

Description of the Incentive Plan

A summary of the principal features of the incentive plan is provided below, but is qualified in its entirety by reference to the full text of the incentive plan, a copy of which is attached as Exhibit 4.2 to this registration statement.

Stock Options

The Board, in its sole discretion, may from time to time on or after the Effective Date grant Nonqualified Stock Options to Eligible Persons, subject to the provisions of this Article IV and Articles III and V and subject to the following conditions:

(a) Nonqualified Stock Options may be granted to any Eligible Person, each of whom may be granted one or more of such Nonqualified Stock Options, at such time or times determined by the Board.

(b) The Option Price per share of Common Stock for a Nonqualified Stock Option shall be set in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date; provided, however, that the exercise price of each Nonqualified Stock Option granted under the Plan shall in no event be less than the par value per share of the Company’s Common Stock.

(c) A Nonqualified Stock Option may be exercised in full or in part from time to time within the Option Period specified by the Board and set forth in the Award Agreement; provided, however, that, in any event, the Nonqualified Stock Option shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Board and set forth in the related Award Agreement.

Restricted Stock

The Board, in its sole discretion, may from time to time on or after the Effective Date award shares of Restricted Stock to Eligible Persons as a reward for past service and an incentive for the performance of future services that will contribute materially to the successful operation of the Company and its Affiliates, subject to the terms and conditions set forth in this Article VI.

The Board shall determine the terms and conditions of any Award of Restricted Stock, which
Shall be set forth in the related Award Agreement, including without limitation:

(a) the purchase price, if any, to be paid for such Restricted Stock, which may be zero, subject to such minimum consideration as may be required by applicable law;

(b) the duration of the Restriction Period or Restriction Periods with respect to such Restricted Stock and whether any events may accelerate or delay the end of such Restriction Period(s);

(c) the circumstances upon which the restrictions or limitations shall lapse, and whether such restrictions or limitations shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in one or more installments during the Restriction Period by means of one or more vesting schedules;

(d) whether such Restricted Stock is subject to repurchase by the Company or to a right of first refusal at a predetermined price or if the Restricted Stock may be forfeited entirely under certain conditions;

(e) whether any performance goals may apply to a Restriction Period to shorten or lengthen such period; and

(f) whether dividends and other distributions with respect to such Restricted Stock are to be paid currently to the Participant or withheld by the Company for the account of the Participant.

Administration of the Incentive Plan

The Plan shall be administered by the Board of Directors of the Company.  The Board shall have the exclusive right to interpret and construe the Plan, to select the Eligible Persons who shall receive an Award, and to act in all matters pertaining to the grant of an Award and the determination and interpretation of the provisions of the related Award Agreement, including, without limitation, the determination of the number of shares subject to Stock Options and the Option Period(s) and Option Price(s) thereof, the number of shares of Restricted Stock or shares subject to Stock Awards or Performance Shares subject to an Award, the vesting periods (if any) and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan.  The Board may adopt, establish, amend and rescind such rules, regulations and procedures as it may deem appropriate for the proper administration of the Plan, make all other determinations which are, in the Board’s judgment, necessary or desirable for the proper administration of the Plan, amend the Plan or a Stock Award as provided in the Plan, and terminate or suspend the Plan as provided in the Plan.  All acts, determinations and decisions of the Board made or taken pursuant to the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan or any Award Agreement, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all persons.

Amendments

the Board of Directors at any time and from time to time may amend or terminate the Plan as may be necessary or desirable to implement or discontinue the Plan or any provision hereof.  No amendment to or discontinuance of the Plan or any provision hereof by the Board of Directors or the shareholders of the Company shall, without the written consent of the Participant, adversely affect (in the sole discretion of the Board) any Award theretofore granted to such Participant under this Plan; provided, however, that any Award is annulled and voided and no shares shall be issued under any Award if the Participant’s relationship with the Company is terminated for any reason as determined by the Board or if the Participant terminates employment or other relationship for any reason prior to the Vesting Date of any shares under an Award or the Exercise Date for any unexercised Option.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  In addition, under the penny stock regulations the broker-dealer is required to:

●
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
●
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

●
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this prospectus, no filing has been made.  Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for FINRA to issue a trading symbol.

Sales of our common stock under Rule 144.
There are 20,619,107 shares of our common stock held by non- affiliates and 19,900,893 shares held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.  850,000 shares of our common stock held by non-affiliates are currently eligible for resale or are being registered in this offering, however affiliates will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.

Holders

As of the date of this registration statement, we had 56 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through December 31, 2009, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a  reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on December 31, 2009. However, at or prior to December 31, 2009, we intend voluntarily to file a registration statement on Form 8-A. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. If we do not file a registration statement on Form 8-A at or prior to December 31, 2009, our securities can no longer be quoted on the OTC Bulletin Board. We currently intend to voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our CEO who occupied such position at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us or our subsidiaries for the latest fiscal years ended December 31, 2009 and 2008.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity Incentive plan compensation	Non qualified deferred compensation	All other Compensation	Total
Xu Yizhen	President and CEO	2009	$26,470	$17,647					$88,235	$132,352
Ma Qian	Executive Director	2009	$13,235	$8,823					$29,412	$51,470
Xu Bizhen	Vice-President of Yi Dong Group	2009	$13,235	$8,823					$29,412	$51,470
Xu Yizhen	President and CEO	2008	$14,705	$14,705					$5,882	$35,292
Ma Qian	Executive Director	2008	$7,352	$7,352					$2,941	$17,645
Xu Bizhen [1]	Vice-President of Yi Dong Group	2008	$7,411	$7,411					$2,941	$17,763

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2008

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Xu Yizhen	0	0	0	0	0	0	0	0	0
Ma Qian	0	0	0	0	0	0	0	0	0
Xu Bizhen	0	0	0	0	0	0	0	0	0

Narrative disclosure to summary compensation and option tables

Set forth below are the material terms of each named executive officer's employment agreement or arrangement, whether written or unwritten:

Although we have certain compensation arrangements with management, we have no employment agreements with any management.

We do not have a standing compensation committee or committee performing similar functions.  It is the view of the board of directors that it is appropriate for us not to have such a committee in view of the fact that we have an Executive Compensation Incentive System.  The principal terms of this system are:

Principles on awarding of executive compensation

Performance assessments shall be carried out and executive compensation determined based upon the financial results achieved in the business operations as referenced to the Company’s annual operation plan as well as objectives set forth for varied work duties of the executives.

Persons Performing Assessments

1. For the Chairman of Board of the Group and the General Manager of Operation Company:  Chairman of the Board is evaluated by the other members of the Board of Directors. General Manager is evaluated by Chairman of the Board.

2. For other members of management:  Their performance is evaluated by the General Manager.
Objective of assessments: Performance of respective duties against company regulations (see regulations on posts of varied departments).

Awarding of compensation

1. Twenty percent (20%) of executive compensations shall be awarded in April 2010; Thirty percent (30%) awarded in April 2011; and, fifty percent (50%) awarded in year 2012.

The executive compensation shall be awarded proportionately in the year ending after the persons set forth above confirm the fulfillment of the operational objectives for that year.
Personal income tax payable for the executive compensations awarded shall be borne by the executive or manager personally.

No compensation shall be awarded under this System in each year of the program if the individual is not employed by us at the end of each year.

Level of executive compensation

Executive compensation for the CEO and President of Group: XU, Yizhen:   $439,155 for 3 years.

Executive compensation for the Executive Director of Group: MA, Qian:   $146,385 for 3 years.

Executive compensation for the Vice General Manager of Group: XU, Bizhen:   $146,385 for 3 years.

Executive compensation for the Chief Financial Officer of Group: LI, Xu:   $146,385 for 3 years.

Three years refer to fiscal years ending in 2009-2011.

Targets for awarding executive compensation for the persons named above:

	2009	2010	2011
Total Revenue, Net	10,980,883	36,385,735	51,354,411
Cost of Revenue	3,808,824	27,425,735	40,941,176
Gross Profit	7,172,059	8,960,000	10,413,235
Sales and Marketing Expenses	1,191,176	1,198,162	1,750,000
General Administrative Expenses	500,000	488,971	644,118
Profits Before Tax	5,480,883	7,272,867	8,019,117
Income Tax	44,118	1,600,031	1,924,588
After-tax Profit	5,436,765	5,672,836	6,094, 529

Note: The assessment criterion for executives are as follows:
(1) Total Revenue
(2) After-tax Profit
(3) Total Revenue and after-tax profits will be directly linked to the executive compensation.
 The date and installments of awarding:
Twenty percent (20%) of executive compensations shall be awarded in April 2010; Thirty percent (30%) awarded in April 2011; and, fifty percent (50%) awarded in year 2012.

Sixty percent of the compensation for the executives set forth above is not at risk if we don’t meet the targets. With respect to the remaining 40%, if both the Total Revenue and After Tax Profit targets are not met, no bonus will be paid and the remaining 40% will not be paid.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

●
any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;

●	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
●	any option or equity grant;
●	any non-equity incentive plan award made to a named executive officer;
●	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
●	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Board of Directors

Director Compensation

Name	Year ended December 31, 2008	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Xu Yizhen	0	0	0	0	0	0	0	0
Ma Qian	0	0	0	0	0	0	0	0
Xu Bizhen	0	0	0	0	0	0	0	0

Narrative to Director Compensation Table

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS

GHN AGRISPAN HOLDING COMPANY

Nine months ended September 30, 2009

Condensed Consolidated Balance Sheet as of September 30, 2009 (unaudited) and December 31, 2008 (audited)	F-26

Condensed Consolidated Statements of Operations and Comprehensive Income for the three and nine months ended September 30, 2009 and 2008 (unaudited)	F-27

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2009 and 2008 (unaudited)	F-28

Condensed Consolidated Statement of Stockholders’ Equity for the nine months ended September 30, 2009 (unaudited)	F-29

Notes to Condensed Consolidated Financial Statements	F-30 – F-45

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
GHN AGRISPAN HOLDING COMPANY

We have audited the accompanying consolidated balance sheets of GHN Agrispan Holding Company and its subsidiaries (“the Company”) as of December 31, 2008 and 2007 and the related consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for the years ended December 31, 2008 and 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2008 and 2007 and the consolidated results of operations and cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ ZYCPA Company Limited

ZYCPA Company Limited
Certified Public Accountants

Hong Kong, China
October 13, 2009

9 FLOOR, CHINACHEM HOLLYWOOD CENTRE, 1-13 HOLLYWOOD ROAD, CENTRAL, HONG KONG
Phone: (852) 2573 2296 Fax: (852) 2384 2022	http://www.zycpa.us

GHN AGRISPAN HOLDING COMPANY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$244,175	$20,025
Accounts receivable, trade	960,710	124,161
Amounts due from related parties	321,995	-
Prepayments, deposits and other receivables	69,207	212,155

Total current assets	1,596,087	356,341

Non-current assets:
Restricted cash	1,465,963	-
Plant and equipment, net	237,456	172,893

TOTAL ASSETS	$3,299,506	$529,234

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$76,412	$254,471
Amount due to a related party	-	74,316
Income tax payable	41,724	-
Accrued liabilities and other payables	328,216	108,025

Total current liabilities	446,352	436,812

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2008 and 2007	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 40,000,000 shares issued and outstanding as of December 31, 2008 and 2007	40,000	40,000
Accumulated other comprehensive income	75,322	16,962
Statutory reserve	60,384	7,011
Retained earnings	2,677,448	28,449

Total stockholders’ equity	2,853,154	92,422

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,299,506	$529,234

See accompanying notes to consolidated financial statements.

GHN AGRISPAN HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Years ended December 31,
	2008	2007
Revenue, net
- Product sales	$1,693,355	$-
- Catering service and restaurant sales	6,464,942	1,136,325

Total revenues, net	8,158,297	1,136,325

Cost of revenue (inclusive of depreciation)	(4,771,678)	(908,432)

Gross profit	3,386,619	227,893

Other operating expenses:
Sales and marketing	(110,557)	(14,419)
General and administrative	(532,407)	(165,031)

Total operating expenses	(642,964)	(179,450)

Income from operations	2,743,655	48,443

Other income:
Other income	-	1,442
Interest income	325	149

Income before income taxes	2,743,980	50,034

Income tax expense	(41,608)	-

NET INCOME	$2,702,372	$50,034

Other comprehensive income:
- Foreign currency translation gain	58,360	12,322

COMPREHENSIVE INCOME	$2,760,732	$62,356

Net income per share – Basic and diluted	$0.07	$0.00

Weighted average shares outstanding – Basic and diluted	40,000,000	40,000,000

See accompanying notes to consolidated financial statements.

GHN AGRISPAN HOLDING COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$2,702,372	$50,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	58,147	33,607
Changes in operating assets and liabilities:
Accounts receivable, trade	(815,363)	(43,473)
Prepayments, deposits and other receivables	154,745	(108,827)
Accounts payable, trade	(192,105)	203,298
Income tax payable	41,076	-
Accrued liabilities and other payables	211,190	71,949

Net cash provided by operating activities	2,160,062	206,588

Cash flows from investing activities:
Purchase of plant and equipment	(110,287)	(86,008)
Advances to related parties	(340,403)	-
Change in restricted cash	(1,443,209)	-

Net cash used in investing activities	(1,893,899)	(86,008)

Cash flows from financing activities:
Repayment to related parties	(46,813)	(115,857)

Net cash used in investing activities	(46,813)	(115,857)

Effect of exchange rate changes in cash and cash equivalents	4,800	1,167

NET CHANGE IN CASH AND CASH EQUIVALENTS	224,150	5,890

BEGINNING OF YEAR	20,025	14,135

END OF YEAR	$244,175	$20,025

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$157	$-
Cash paid for interest	$-	$-

See accompanying notes to consolidated financial statements.

GHN AGRISPAN HOLDING COMPANY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Preferred stock		Common stock
	No. of share	Amount	No. of share	Amount	Accumulated other comprehensive income	Statutory reserve	(Accumulated losses) retained earnings	Total stockholders’ equity

Balance as of January 1, 2007	-	$-	40,000,000	$40,000	$4,640	$1,992	$(16,566)	$30,066

Net income for the year	-	-	-	-	-	-	50,034	50,034
Appropriation to statutory reserve	-	-	-	-	-	5,019	(5,019)	-
Foreign currency translation adjustment	-	-	-	-	12,322	-	-	12,322

Balance as of December 31, 2007	-	-	40,000,000	40,000	16,962	7,011	28,449	92,422

Net income for the year	-	-	-	-	-	-	2,702,372	2,702,372
Appropriation to statutory reserve	-	-	-	-	-	53,373	(53,373)	-
Foreign currency translation adjustment	-	-	-	-	58,360	-	-	58,360

Balance as of December 31, 2008	-	$-	40,000,000	$40,000	$75,322	$60,384	$2,677,448	$2,853,154

See accompanying notes to consolidated financial statements.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.  ORGANIZATION AND BUSINESS BACKGROUND

GHN Agrispan Holding Company (“GHN” or “the Company”) was incorporated in the State of Nevada on August 12, 2009.

On August 13, 2009, the Company entered into a stock exchange transaction with the shareholders of Easecharm International Limited (“Easecharm”), whereby the Company issued 40,000,000 shares of common stock in exchange for 100% of the ownership interest in Easecharm, for the purpose of re-domiciling Easecharm as a Nevada corporation in the United States. As a result of the merger, the Company became the legal entity of Easecharm while the business of Easecharm survives. Unless otherwise indicated, all references to the Company throughout the financial statements include the operations of Easecharm and its subsidiaries and variable interest entities.

Easecharm is mainly engaged in the provision of catering service and restaurant sales, sales and distribution of agricultural products such as fruits, vegetables and dry food supplies in the People’s Republic of China (the “PRC”). It was incorporated in the British Virgin Islands on January 21, 2009 as a limited liability company for the purpose of holding 100% equity interest in Hong Kong Yidong Group Company Limited (“HKYD”).

HKYD was incorporated in Hong Kong on April 12, 2005 as a limited liability company with authorized, issued and outstanding ordinary shares of 1,000,000 shares of $0.13 (equivalent to Hong Kong Dollars (“HK$”) 1) per share.

On April 16, 2009, the Company approved the Plan of Reorganization (the “Reorganization”) and executed the Reorganization with the following share exchange transactions in August 2009:

1.
HKYD entered into a share transfer agreement with the former equity owners of Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co. Ltd.) (“Xinyixiang”) in exchange for the entire equity interest in Xinyixiang for a total consideration of $100,000 (approximately RMB 685,000) and;

2.
Xinyixiang entered into a share transfer agreement with the former equity owners of Xiamen Yikoule Catering Distribution Co., Ltd. (“Yikoule”), in exchange for the entire equity interest in Yikoule for a total consideration of $40,800 (approximately RMB 280,000).

Immediately following the Reorganization, Xinyixiang and Yikoule became indirect wholly-owned subsidiaries of the Company. On September 7, 2009, Xinyixiang changed its name to Xiamen Xinyixiang Modern Agricultural Development Co., Ltd.

Pursuant to a nominee agreement dated February 28, 2009 between Ms. Chui Wai Chun, a Hong Kong resident and the major shareholder of the Company, and Ms. Xu Yizhen, a PRC resident and the sister of Ms. Chui Wai Chun, Ms. Xu Yizhen was the registered owners of Xinyixiang and Yikoule while at all material time, Ms. Chui Wai Chun was the sole beneficial owner. Since Easecharm, HKYD, Xinyixiang and Yikoule are entities under common control of an ultimate beneficial owner, the ownership transfer transaction was accounted for as a transfer of entities under common control under the guidance of Statements of Financial Accounting Standards (“SFAS”) No. 141R, “Business Combinations”. Hence, the consolidation of all the companies has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

The details of the Company’s subsidiaries and variable interest entities (“VIEs”) are described below:

	Company name	Place and date of incorporation	Particulars of issued / registered capital	Principal activities

1	Easecharm International Limited (“Easecharm”)	British Virgin Islands January 21, 2009	10,000 issued shares of US$1 each	Investment holdings

2	Hong Kong Yidong Group Company Limited (“HKYD”)	Hong Kong April 12, 2005	1,000,000 issued ordinary shares of HK$1 each	Investment holdings

3	Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co. Ltd. (“Xinyixiang”)	The PRC July 20, 2006	US$100,000	Investment holdings, provision of catering services and restaurant sales and plantation and trading of agricultural products

4	Xiamen Yikoule Catering Distribution Co., Ltd. (“Yikoule”)	The PRC September 26, 2003	RMB1,000,000	Provision of catering services and restaurant sales

5	Xiamen Yangyang Restaurant (“Yangyang”)#	The PRC May 16, 2005	N/A	Provision of catering services and restaurant sales

6	Xiamen Yifu Fruit & Vegetable Market (“Yifu”) #	The PRC August 13, 2008	N/A	Trading of fruits, vegetables and dry food products

7	Xiamen Yisheng Fruit & Vegetable Market (“Yisheng”) #	The PRC September 25, 2008	N/A	Trading of fruits, vegetables and dry food products

#            represents variable interest entity (“VIE”)

GHN and its subsidiaries and VIEs are hereinafter collectively referred to as (“the Company”).

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●	Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

●	Basis of consolidation

The consolidated financial statements include the financial statements of GHN and its subsidiaries and VIEs. All inter-company balances and transactions between the Company and its subsidiaries and VIEs have been eliminated upon consolidation.

The Company has adopted the Financial Accounting Standard Board (FASB) Interpretation No. 46R “Consolidation of Variable Interest Entities, FIN 46R, an Interpretation of Accounting Research Bulletin No. 51” (FIN 46R). FIN 46R requires a variable interest entity or VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIEs or is entitled to receive a majority of the VIE’s residual returns.

●	Variable interest entities (“VIE”)

The Company’s operating subsidiary, Yikoule operates its catering services and trading of agricultural products in the PRC, through its variable interest entities, as below:

●	Yangyang, a sole-proprietor mainly engaged in the provision of catering service and restaurant sales to customers in the PRC and,

●
Yisheng and Yifu were registered as sole-proprietors and their principal business activities were trading of agricultural products in the PRC. As a result of business restructuring, Xiamen Yixinrong Fruit & Vegetable Market (“Yixinrong”) was established as a sole-proprietor on January 6, 2009 for the purpose of taking over all the business operation of Yisheng and Yifu. Yisheng and Yifu respectively ceased operations on November 19, 2008 and January 6, 2009, respectively.

A series of agreements were entered into amongst Yikoule, Yangyang, Yisheng and Yifu, providing Yikoule the ability to control Yangyang, Yisheng and Yifu, including its financial interest as described below:

1.	Option Agreement, Yikoule has the option to purchase Yangyang, Yisheng and Yifu’s all assets and ownership at any time.
2.
Operating Agreement and Exclusive Consulting Services Agreement, Yikoule is appointed as its exclusive service provider to provide business support and related consulting services. Yangyang, Yisheng and Yifu are agreed to pay the consulting and service fee which equal to 100% of their net profits to Yikoule.

3.
Pledge Agreement, Yangyang, Yisheng and Yifu agreed to pledge their legal interest to Yikoule as a security for the obligations of Yangyang, Yisheng and Yifu under the exclusive consulting services agreement.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

With the above agreements, Yikoule demonstrates its ability to control Yangyang, Yisheng and Yifu as the primary beneficiary and the operating results of the VIEs was included in the consolidated financial statements for the years ended December 31, 2007 and 2008.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Accounts receivable, trade

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account the residual value:

	Depreciable life	Residual value
Leasehold improvement	10 years	0%
Kitchenware	5 years	5%
Furniture, fittings and equipment	5 years	5%
Motor vehicles	5 years	5%

Expenditure for maintenance and repairs is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the consolidated statement of operations.

●	Impairment of long-life assets

Long-lived assets primarily include plant and equipment. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset is written down to its estimated fair value based on a discounted cash flow analysis. Determining the fair value of long-lived assets includes significant judgment by management, and different judgments could yield different results. There has been no impairment as of December 31, 2008 and 2007.

●	Revenue recognition

In accordance with the SEC’s Staff Accounting Bulletin No. 104, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

(a)	Product sales

(i)	Sale of agricultural products

The Company generates revenue from the distribution and sale of agricultural products such as fruits, vegetables and dry food products in the PRC. The Company recognizes its revenue on a net basis in compliance with Emerging Issues Task Force (“EITF”) 99-19, “Reporting Revenue Gross As A Principal Versus Net As An Agent” because the Company performs as an agent without assuming the risk and rewards of ownership of the distribution and sale of agricultural products. All costs associated with the delivery of product are not borne by the Company.

(ii)	Sale of frozen lunch boxes

The Company generally sells its frozen lunch boxes to the retail chains and convenience stores on a basis of limited return rights. Revenue is recognized when title passes upon delivery of its products to customers, net of applicable provisions for returns and allowances and business taxes. Since these frozen lunch boxes are perishable, the right of return is limited to 24 hours after the delivery date.

(b)	Catering service and restaurant sales

(i)	Catering services

Catering services are either provided at the customers’ workplaces or the Company’s central kitchens under the contract for the period ranging from 3 months to 1 year. Revenues for catering services billed on per-unit (meal) basis are recognized as the services are sold to the customer, net of business taxes.

(ii)	Restaurant sales

The Company operates restaurant to provide the meal service in the industrial zone. Revenue from restaurant sales is recognized when food and beverage products are sold to the customers, net of business taxes.

(c)	Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Cost of revenue

Cost of revenue includes cost of merchandise, food supplies, labor cost, depreciation, packaging cost and overhead directly attributable to the provision of catering services and distribution of products.

●	Advertising expenses

Advertising costs are expensed as incurred under SOP 93-7, “Reporting for Advertising Costs”. The Company incurred $4,348 and $3,372 and recorded in sales and marketing for the years ended December 31, 2008 and 2007, respectively.

●	Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the periods of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive (loss) income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company also adopts the provisions of the Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. In accordance with FIN 48, the Company also adopted the policy of recognizing interest and penalties, if any, related to unrecognized tax positions as income tax expense. For the years ended December 31, 2008 and 2007, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2008 and 2007, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts its major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files separate tax returns that are subject to examination by the local and foreign tax authorities.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is the United States dollars ("US$"). The Company’s subsidiaries operating in the PRC maintain their books and record in their local currency, Renminbi Yuan ("RMB"), which is a functional currency as being the primary currency of the economic environment in which the entities operate.

In general, for consolidation purposes, assets and liabilities are translated into US$, in accordance with SFAS No. 52, “Foreign Currency Translation”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Translation of amounts from RMB into US$1 has been made at the following exchange rates for the respective year:

	2008	2007
Year-end RMB: US$1 exchange rate	6.8542	7.3141
Average rates RMB: US$1 exchange rate	6.9623	7.6172

●	Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the consolidated statements of operation and comprehensive income as and when the related employee service is provided.

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” (FAS 131) establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended December 31, 2008 and 2007, the Company operates in two reportable operating segments: catering/food distribution business and agricultural business in the PRC.

●	Fair value measurement

The Company adopts SFAS No. 157, “Fair Value Measurements” (FAS 157), for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis, and for all non-financial instruments accounted for at fair value on a non-recurring basis. FAS 157 establishes a new framework for measuring fair value and expands related disclosures. Effective April 1, 2009, the Company adopted FASB FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. Adoption of the FSP had an insignificant effect on the Company’s financial statements.

FAS 157 establishes a new framework for measuring fair value and expands related disclosures. Broadly, FAS 157 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. FAS 157 establishes a three-level valuation hierarchy based upon observable and non-observable inputs. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

For financial assets and liabilities, fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

●	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements--An Amendment of ARB No. 51" (FAS 160). FAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. It shall be applied prospectively as of the beginning of the fiscal year in which it is initially adopted. The Company will adopt the provisions of FAS 160 beginning April 1, 2009, and do not anticipate it to have a material effect on its financial position, results of operations, or cash flows.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" (FAS 161). SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. FAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In May 2008, the FASB issued SFAS No. 163, ”Accounting for Financial Guarantee Insurance Contracts--an interpretation of FASB Statement No. 60“ (FAS 163). FAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. FAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009. The Company is currently evaluating the impact of FAS 163 on its financial statements but does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

Also in May 2008, the FASB issued FSP APB 14-1, ”Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1). FSP APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years after December 15, 2008, and must be applied on a retrospective basis. Early adoption is not permitted. The Company does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

In June 2008, the FASB issued FASB Staff Position ("FSP") EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" (FSP EITF 03-6-1). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, “Earnings per Share”. Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

Also in June 2008, the FASB ratified EITF No. 07-5, ”Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock“ (EITF 07-5). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations and does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

In December 2008, the FASB issued FSP No. 140-4 and FIN 46(R)-8, “Disclosures by Public Entities about Transfers of Financial Assets and Interests in Variable Interest Entities”. The purpose of this FSP is to promptly increase disclosures by public entities and enterprises until the pending amendments to SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, (FAS 140) and FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, (FIN 46R) are finalized and approved by the FASB. The FSP is effective for reporting periods (interim and annual) ending after December 15, 2008. This adoption did not have any impact on the consolidated financial statements.

On January 12, 2009, the FASB issued FSP EITF 99-20-01, “Amendment to the Impairment Guidance of EITF Issue No. 99-20”. This FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The FSP also retains and emphasizes the objective of an other-than-temporary impairment assessment and the related disclosure requirements in SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and other related guidance. The FSP is shall be effective for interim and annual reporting periods ending after December 15, 2008, and shall be applied prospectively. Retrospective application to a prior interim or annual reporting period is not permitted. The Company does not believe this pronouncement will impact its financial statements.

On April 1, 2009, the FASB issued FSP 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination that Arise from Contingencies” (FSP 141R-1). FSP 141R-1 amends and clarifies SFAS No. 141R to address application issues associated with initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. FSP 141R-1 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company will apply the provisions of FSP 141R-1 to future acquisitions.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

On April 9, 2009, the FASB issued FSP SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” which provides additional guidance for estimating fair value in accordance with FAS 157 when the volume and level of activity for the asset or liability have significantly decreased. This FSP re-emphasizes that regardless of market conditions the fair value measurement is an exit price concept as defined in FAS 157. This FSP clarifies and includes additional factors to consider in determining whether there has been a significant decrease in market activity for an asset or liability and provides additional clarification on estimating fair value when the market activity for an asset or liability has declined significantly. FSP SFAS 157-4 is applied prospectively to all fair value measurements where appropriate and will be effective for interim and annual periods ending after June 15, 2009. The adoption of FSP 157-4 is not expected to have a material impact on the Company’s consolidated financial statements or results of operations.

On April 29, 2009, the FASB issued FSP SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments.” This FSP which amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” to require publicly-traded companies, as defined in APB Opinion No. 28, “Interim Financial Reporting,” to provide disclosures on the fair value of financial instruments in interim financial statements. FSP SFAS 107-1 and APB 28-1 are effective for interim periods ending after June 15, 2009. The adoption of FSP SFAS 107-1 is not expected to have a material impact on the Company’s consolidated financial statements or results of operations.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (FAS 165), which establishes general standards of accounting for, and requires disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company adopted the provisions of FAS 165 for the quarter ended June 30, 2009. The adoption of FAS 165 did not have a material effect on the consolidated financial statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140” (FAS 166). FAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. FAS 166 is effective for fiscal years beginning after November 15, 2009. The Company will adopt FAS 166 in fiscal 2010 and is evaluating the impact it will have on the consolidated results of the Company.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (FAS 167). The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. FAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt FAS 167 in fiscal 2010 and is evaluating the impact it will have on the consolidated results of the Company.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification ™ and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162” (FAS 168). FAS 168 replaces SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” and establishes the “FASB Accounting Standard Codification ™ ” (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles in the United States. All guidance contained in the Codification carries an equal level of authority. On the effective date of FAS 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. FAS 168 will be effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has evaluated this new statement, and has determined that it will not have a significant impact on the determination or reporting of the financial results.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

3.            ACCOUNTS RECEIVABLE, TRADE

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. As of December 31, 2008 and 2007, management has determined that no allowance for doubtful accounts is required.

4.            PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

Prepayments and other receivables consisted of the followings:

	As of December 31,
	2008	2007

Prepaid operating expenses	$21,774	$27,186
Purchase deposits	-	152,812
Rental and other deposits	41,605	29,658
Other receivables	5,828	2,499

	$69,207	$212,155

The prepaid operating expenses will be charged to operations within the next 12 months.

5.           RESTRICTED CASH

The Company has classified certain cash and cash equivalents that are not available for use in its operations, which are restricted for capital expenditure in connection with the Company’s expansion plans in catering and agriculture trading businesses in the next 12 months.

As of December 31, 2008, the Company anticipated the expansion plans to construct the additional kitchen facilities and develop the agricultural plantation bases in the PRC at the total estimated cost of $2,533,500 (equivalent to RMB17,372,690). During the first and second quarters of 2009, the Company has subsequently commenced the expansion plans and expended $1,870,640 on these capital expenditure plans from its restricted cash (see Note 15(b)).

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

6.           PLANT AND EQUIPMENT

Plant and equipment consist of the following:

	As of December 31,
	2008	2007

Leasehold improvement	$57,405	$52,838
Kitchenware	173,721	118,738
Furniture, fittings and equipment	39,535	33,531
Motor vehicles	66,461	18,488
Foreign translation difference	31,104	16,496
	368,226	240,091
Less: accumulated depreciation	(121,877)	(62,934)
Less: foreign translation difference	(8,893)	(4,264)

Plant and equipment, net	$237,456	$172,893

Depreciation expense for the years ended December 31, 2008 and 2007 was $58,147 and $33,607, which included $32,078 and $20,373 in cost of revenue, respectively.

Approximately $18,991 of plant and machinery became fully depreciated as of December 31, 2008.

7.            AMOUNTS DUE FROM (TO) RELATED PARTIES

As of December 31, 2008, amounts due from related parties of $321,995 represented temporary advances made to Ms. Xu Yizhen, the director of the Company and the related companies which are commonly controlled by Ms. Xu Yizhen, which were unsecured, interest-free and repayable on demand.

As of December 31, 2007, amount due to a related party of $74,316 represented temporary advances from the director of the Company, Ms. Xu Yizhen, which was unsecured, interest-free with no fixed repayment term. The imputed interest on the amount due to a director was not significant.

8.           ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consist of the followings:

	As of December 31,
	2008	2007

Accrued operating expenses	$189,270	$11,217
Accrued salaries and welfare expense	121,798	76,637
Customers deposit	460	14,811
Other payables	16,688	5,360

	$328,216	$108,025

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

9.           STOCKHOLDERS’ EQUITY

On August 13, 2009, the Company entered into a stock exchange transaction and issued a total of 40,000,000 shares of common stock, for the purpose of re-domiciling Easecharm as a Nevada corporation in the United States of America.

Pursuant to stock exchange transaction on August 13, 2009, the weighted average number of common shares issued and outstanding of 40,000,000 shares was adjusted to account for the effects of the stock exchange transaction as re-domiciling Easecharm as a Nevada corporation as fully described in Note 1, for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented.

10.           INCOME TAXES

For the years ended December 31, 2008 and 2007, the local (United States) and foreign components of income before income taxes were comprised of the following:

	Years ended December 31,
	2008	2007
Tax jurisdictions from:
– Local	$-	$-
– Foreign	2,743,980	50,034

Income before income taxes	$2,743,980	$50,034

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company and its subsidiaries that operate in various countries: United States of America, BVI, Hong Kong and the PRC that is subject to tax in the jurisdictions in which they operate, as follows:

United States of America

GHN is registered in the State of Nevada and is subject to United States of America tax law.

British Virgin Islands

Under the current BVI law, Easecharm is not subject to tax on its income or profits.

Hong Kong

HKYD is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 17.5% on assessable income for the years ended December 31, 2008 and 2007. For the years ended December 31, 2008 and 2007, HKYD has not incurred any operations.

The PRC

The Company substantially generated its net income from its PRC operation through its operating subsidiaries, Yikoule and Xinyixiang, as well as its VIEs, Yangyang, Yisheng, and Yifu in the PRC. Yikoule and Xinyixiang are subject to the Corporate Income Tax (“CIT”) governed by the Income Tax Law of the People’s Republic of China, at a statutory rate of 33%, which is comprised of a 30% national income tax and 3% local income tax. Since Yikoule and Xinyixiang are registered and recognized as “Enterprise Located in Special Economic Zone” in Xiamen City, Fujian Province, the PRC, they are entitled to CIT at a preferential tax rate of 15%.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Yangyang, Yisheng and Yifu are registered as sole-proprietors which are required to pay the PRC income tax at the predetermined tax rate ranging from 1.4% to 1.6%, based on its turnover during the tax year. The predetermined tax rate is agreed and determined by the PRC local tax office and is subject to annual review for renewal.

Pursuant to a legal opinion issued by an independent attorney Messrs Tenet & Partners located in Xiamen City, Fujian Province, of August 11, 2009, they opined that Yangyang, Yisheng and Yifu as sole-proprietorships were eligible to the predetermined tax basis and they complied with the following rules and regulations issued by the State Administration of Taxation of the PRC:

a)	Law of the People's Republic of China on the Administration of Tax Collection;
b)	Rules for the Implementation of the Law of the People's Republic of China on the Administration of Tax Collection;
c)	Individual Industrial and Commercial Tax Charge Fixed Management Approach;
d)	Individual industrial and commercial tax levy fixed in accordance with approved.

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008. However, for entities operating in special economic zones that previously enjoyed preferential tax rates, the applicable tax rate is progressively increased to 25% over a period of 5 years.

The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2008 and 2007 is as follows:

	Years ended December 31,
	2008	2007

Income before income taxes	$2,743,980	$50,034
Statutory income tax rate	25%	33%
Income tax expense at statutory tax rate	685,995	16,511

Net operating loss carryforwards	-	(7,476)
Effect of tax holiday	(284,390)	(9,035)
Effect of non-deductible items	37,128	-
Effect of different tax base	(397,125)	-

Income tax expense	$41,608	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There were no significant temporary differences as of December 31, 2008 and 2007, no components of deferred tax assets and liabilities have been recognized.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

11.           SEGMENT REPORTING – BUSINESS SEGMENT

The following information is presented in accordance with FAS 131. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is Chief Executive Officer, Ms. Xu, who evaluates revenue and gross margin information for each of the reportable segment. Operating expenses are not reviewed on a segment by segment basis. Each of the reportable segments is a strategic business unit that offers different products and services. They are managed separately because each business requires different technology and marketing strategies.

The Company operates two reportable business segments in the PRC:

●	Catering/Food Distribution Business – provision of catering services, restaurant sale and sale of frozen lunch boxes

●	Agricultural Business – trading of agricultural products, where the Company reports its revenue on a net basis as an agent and the Agricultural business was commenced in 2008.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company had no inter-segment sales for the years ended December 31, 2008 and 2007.

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the years ended December 31, 2008 and 2007:

	Year ended December 31, 2008
	Catering/ food distribution business	Agricultural business	Total
Net revenues from external customers:
- Products sales	$52,565	$-	$52,565
- Products sales, net		1,640,790	1,640,790
- Catering service and restaurant sales	6,464,942	-	6,464,942
Total revenues, net	6,517,507	1,640,790	8,158,297
Cost of revenue:
- Food expenses	(3,626,056)	-	(3,626,056)
- Labor expenses	(713,709)	-	(713,709)
- Other operating expenses	(431,913)	-	(431,913)

Total cost of revenue	(4,771,678)	-	(4,771,678)
Gross profit	1,745,829	1,640,790	3,386,619
Depreciation	58,147	-	58,147
Net income	1,151,090	1,551,282	2,702,372
Expenditure for long-lived assets	$110,287	$-	$110,287

	Year ended December 31, 2007
	Catering/ food distribution business	Agricultural business	Total
Net revenues from external customers:
- Products sales	$-	$-	$-
- Catering service and restaurant sales	1,136,325	-	1,136,325
Total revenues, net	1,136,325	-	1,136,325
Cost of revenue:
- Food expenses	(631,076)	-	(631,076)
- Labor expenses	(151,412)	-	(151,412)
- Other operating expenses	(125,944)	-	(125,944)

Total cost of revenue	(908,432)	-	(908,432)
Gross profit	227,893	-	227,893
Depreciation	33,607	-	33,607
Net income	50,034	-	50,034
Expenditure for long-lived assets	$86,008	$-	$86,008

All of the identifiable assets of the Company are located in the PRC during the periods presented.

The Company commenced its agricultural business since 2008.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

12.           CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of its subsidiaries in the PRC, Yikoule and Xinyixiang are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. Yikoule and Xinyixiang are required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $10,821 and $10,618 for the years ended December 31, 2008 and 2007, respectively.

13.           STATUTORY RESERVE

Under the PRC Law, Yikoule and Xinyixiang, operating subsidiaries in the PRC are required to make appropriations to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the years ended December 31, 2008 and 2007, Yikoule made appropriations of $53,373 and $5,019 to the reserve, respectively, based on its net income under the PRC GAAP.

14.           CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)            Major customers

For the year ended December 31, 2008, the customers who accounts for 10% or more of the Company’s revenues and its outstanding balance at year-end date, is presented as follows:

	Year ended December 31, 2008		December 31, 2008
	Revenues	Percentage of revenues	Trade accounts receivable

Customer A	$1,425,697	17%	$-
Customer B	910,775	11%	239,481

Total:	$2,336,472	28%	$239,481

For the year ended December 31, 2007, the customer who accounts for 10% or more of the Company’s revenues and its outstanding balance at year-end date, is presented as follows:

	Year ended December 31, 2007		December 31, 2007
	Revenues	Percentage of revenues	Trade accounts receivable

Customer C	$536,775	47%	$62,137
Customer D	116,873	10%	11,335

Total:	$653,648	57%	$73,472

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

For the years ended December 31, 2008 and 2007, 100% of the Company’s revenues were derived from customers located in the PRC.

(b)            Major vendors

For the year ended December 31, 2008, there was no vendor who accounts for 10% or more of the Company’s purchases.

For the year ended December 31, 2007, the vendor who accounts for 10% or more of the Company’s purchases and its outstanding balance at year-end date, is presented as follows:

	Year ended December 31, 2007		December 31, 2007
	Purchases	Percentage of purchases	Trade accounts payable

Vendor B	$66,967	11%	$63,576
Vendor C	113,421	18%	44,140

Total:	$180,388	29%	$107,716

For the years ended December 31, 2008 and 2007, 100% of the Company’s purchases were derived from vendors located in the PRC.

(c)            Credit risk

No financial instruments that potentially subject the Company to significant concentrations of credit risk. Concentrations of credit risk are limited due to the Company’s large number of transactions are on the cash basis.

(d)            Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e)            Economic and political risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

15.           COMMITMENT AND CONTINGENCIES

(a)           Operating lease commitments

The Company’s operating subsidiaries in PRC were committed under a number of non-cancelable operating leases of kitchen facilities and premises with various terms of 2 to 4 years with fixed monthly rentals, due through August 2011. Total rent expenses for the years ended December 31, 2008 and 2007 was $108,802 and $19,798, respectively.

Subsequent to December 31, 2008, the Company entered into various non-cancelable operating leases of farmlands with a lease term of 10 years, as below:

The Company leased various fruit plantation farmlands under non-cancelable operating leases with a lease term of 10 years, with installment payable in various terms over the lease period, subject to the below rental payment schedule as below:

Payment becomes due before,
October 1, 2009 (inception of lease)	$660,747
October 1, 2012	660,747
October 1, 2015	880,997

$2,202,491

As of the date of report, the Company paid and expended the first installment of $661,133 on the partial rental payment of land use rights for approximately 82.9 acres of farmlands to develop an agricultural plantation bases in Gansu Province, the PRC, from its restricted cash (see Note 5) and it will be recorded as “land use rights”. The prepaid rental payment will be amortized over its installment period of the lease term, on a straight-line basis and charged to the operation accordingly.

The Company also leased various vegetable plantation farmlands under non-cancelable operating leases with a lease term of 10 years. As of the date of report, the Company made a full and upfront rental payment of $722,148 relating to land use rights for approximately 104.44 acres of farmlands to develop an agricultural plantation bases in Fujian Province, the PRC, from its restricted cash (see Note 5) and it will be recorded as “land use rights”. The prepaid rental payment will be amortized over its lease term of 10 years, on a straight-line basis and charged to the operation accordingly.

The aggregate future minimum rental payments due under various non-cancelable operating leases are as follows:

	Operating lease commitments
	Kitchen facilities and premises	Fruit plantation farmlands	Vegetable plantation farmlands	Total
Year ending December 31:
2009	176,957	660,747	721,282	1,558,986
2010	159,000	-	-	159,000
2011	105,173	-	-	105,173
2012	-	660,747	-	660,747
2013	-	-	-	-
Thereafter	-	880,997	-	880,997

Total	441,130	2,202,491	721,282	3,364,903

(b)            Capital commitment

In January and June 2009, the Company entered into several contracts in connection with the expansion plan to construct the additional kitchen facilities totaling $1,152,580. As of the date of report, the Company expended $489,720 relating to the addition of kitchenware and construction cost of kitchen facilities in Quanzhou City, Fujian Province and Ningbo City, Zhejiang Province in the PRC from its restricted cash (see Note 5) and the additional fund from working capital. The Company is committed to the future contingent payment of $662,860 on the purchase of kitchenware facilities in the next 12 months.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

16.           SUBSEQUENT EVENTS

On January 6, 2009, Yifu, a VIE of the Company, ceased its operation and deregistered its business. On the same day, Yixinrong is established as a sole-proprietor in Xiamen, the PRC and engaged in the trading of fruits, vegetables and dry food products in the PRC.

On March 10, 2009, the Company established Joy City Investment Limited (“Joy City”), which is incorporated in Hong Kong with the authorized, issued and outstanding ordinary shares of 10,000 shares of $0.13 (equivalent to HK$1) per share. Joy City is registered as a limited liability company for the purpose of establishing a subsidiary in the PRC.

On August 13, 2009, the Company entered into a stock exchange transaction with the shareholders of Easecharm International Limited (“Easecharm”), whereby the Company issued 40,000,000 shares of common stock in exchange for 100% of the ownership interest in Easecharm, for the purpose of re-domiciling Easecharm as a Nevada corporation in the United States. As a result of the merger, the Company became the legal entity of Easecharm while the business of Easecharm survives.

On September 7, 2009, Xinyixiang changed its company name to Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. with principal activity on plantation and trading of agricultural products.

On September 15, 2009, the Company established Ningbo Yiqi Supply Chain Management Co., Ltd. (“Ningbo Yiqi”) in Ningbo City, Zhejiang Province, the PRC with the registered capital of US$800,000. Ningbo Yiqi is registered as a limited liability company and mainly engaged in the supply chain management, provision of catering service and restaurant sales, and trading of agricultural products in the PRC.

In September 2009, the Company issued 500,000 shares to 36 individuals at the fair value of $0.05 per share for total consideration of $25,000.

In September 2009, the Company issued 20,000 shares to its attorney at the fair value of $0.05 per share for legal services charge of $1,000.

GHN AGRISPAN HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	September 30, 2009	December 31, 2008
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$163,361	$244,175
Accounts receivable, trade	309,239	960,710
Amounts due from related parties	2,247,994	321,995
Prepayments, deposits and other receivables	113,732	69,207
Total current assets	2,834,326	1,596,087

Non-current assets:
Restricted cash	1,571,180	1,465,963
Land use rights, net	1,331,182	-
Purchase deposits of plant and equipment	901,632	-
Plant and equipment, net	345,600	237,456
TOTAL ASSETS	$6,983,920	$3,299,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$122,077	$76,412
Amount due to a related party	880,426	-
Income tax payable	71,799	41,724
Accrued liabilities and other payables	352,739	328,216
Total current liabilities	1,427,041	446,352

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2009 and December 31, 2008	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 40,520,000 and 40,000,000 shares issued and outstanding as of September 30, 2009 and December 31, 2008	40,520	40,000
Treasury stock, 4,864,000 shares at cost as of September 30, 2009	(1,572,474)	-
Additional paid-in capital	25,480	-
Statutory reserve	60,384	60,384
Accumulated other comprehensive income	85,825	75,322
Retained earnings	6,917,144	2,677,448
Total stockholders’ equity	5,556,879	2,853,154
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,983,920	$3,299,506

See accompanying notes to condensed consolidated financial statements.

GHN AGRISPAN HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”), except number of shares)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Revenue, net	$4,634,400	$1,708,880	$7,228,020	$4,923,531

Cost of revenue (inclusive of depreciation and amortization)	(2,214,812)	(1,009,623)	(2,563,806)	(3,296,901)
Gross profit	2,419,588	699,257	4,664,214	1,626,630

Operating expenses:
Sales and marketing	(64,800)	(15,709)	(82,663)	(34,620)
General and administrative	(176,001)	(97,940)	(305,549)	(248,803)
Total operating expenses	(240,801)	(113,649)	(388,212)	(283,423)

Income from operation	2,178,787	585,608	4,276,002	1,343,207

Other income (expense):
Other income	-	-	-	-
Interest income	7	-	7	-
Interest expense	(103)	-	(103)	-

Total other income (expense)	(96)	-	(96)	-

Income before income taxes	2,178,691	585,608	4,275,906	1,343,207

Income tax expense	(15,113)	(12,346)	(36,210)	(28,292)

NET INCOME	$2,163,578	$573,262	$4,239,696	$1,314,915

Other comprehensive income: - Foreign currency translation gain	6,767	4,576	10,503	39,850
COMPREHENSIVE INCOME	$2,170,345	$577,838	$4,250,199	$1,354,765

Net income per share – Basic and diluted	$0.05	$0.01	$0.11	$0.03

Weighted average share outstanding – Basic and diluted	40,086,667	40,000,000	40,028,889	40,000,000

See accompanying notes to condensed consolidated financial statements.

GHN AGRISPAN HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)
	Nine months ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$4,239,696	$1,314,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation on plant and equipment	48,041	34,289
Amortization on land use rights	54,161	-
Shares issued for legal service	1,000	-
Gain on disposal of plant and equipment	(1,094)	-
Changes in operating assets and liabilities:
Prepayments to land use rights	(1,383,281)	-
Accounts receivable, trade	653,332	(648,442)
Prepayments, deposits and other receivables	(44,326)	(191,735)
Accounts payable, trade	45,447	(112,439)
Income tax payable	29,953	-
Accrued liabilities and other payables	18,471	(273,912)

Net cash provided by operating activities	3,661,400	122,676

Cash flows from investing activities:
Advances to related parties	(2,043,465)	-
Payments on land use rights	(1,383,281)	-
Change in restricted cash	138,326	-
Payments on purchase deposits of plant and equipment	(900,986)	-
Proceeds from disposal of plant and equipment	78,343	-
Purchase of plant and equipment	(228,397)	(88,282)

Net cash used in investing activities	(2,956,179)	(88,282)

Cash flows from financing activities:
Purchase of treasury stocks	(1,571,346)	-
Issuance of common stock	25,000	-
Advance from a related party	759,794	192,209

Net cash used in financing activities	(786,552)	192,209

Effect of exchange rate changes in cash and cash equivalents	517	6,090

NET CHANGE IN CASH AND CASH EQUIVALENTS	(80,814)	232,693

BEGINNING OF PERIOD	244,175	20,025

END OF PERIOD	$163,361	$252,718

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$6,187	$-
Cash paid for interest	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Transfer from restricted cash to land use rights	$1,383,281	$-
Transfer from restricted cash for purchase deposits and plant and equipment	$1,050,055	$-

See accompanying notes to condensed consolidated financial statements

GHN AGRISPAN HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

	Preferred stock		Common stock		Treasury stocks		Additional		Accumulated other		Total
	No. of share	Amount	No. of share	Amount	No. of share	Amount	paid-in capital	Statutory reserve	comprehensive income	Retained earnings	Stockholders’ equity
Balance as of December 31, 2008	-	$-	40,000,000	$40,000	-	$-	$-	$60,384	$75,322	$2,677,448	$2,853,154

Purchase of treasury stocks	-	-	-	-	4,864,000	(1,572,474)	-	-	-	-	(1,572,474)

Issuance of common stock	-	-	500,000	500	-	-	24,500	-	-	-	25,000

Shares issued for legal service	-	-	20,000	20	-	-	980	-	-	-	1,000

Net income for the period	-	-	-	-	-	-	-	-	-	4,239,696	4,239,696

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	10,503	-	10,503

Balance as of September 30, 2009	-	$-	40,520,000	$40,520	4,864,000	$(1,572,474)	$25,480	$60,384	$85,825	$6,917,144	$5,556,879

See accompanying notes to condensed consolidated financial statements.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

NOTE 1	BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States of America (“US GAAP”), and Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the consolidated balance sheet as of December 31, 2008 which has been derived from the audited financial statements and these unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended September 30, 2009 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2009 or for any future period.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the audited financial statements for the years ended December 31, 2008 and 2007.

NOTE 2	ORGANIZATION AND BUSINESS BACKGROUND

GHN Agrispan Holding Company (“GHN” or “the Company”) was incorporated in the State of Nevada on August 12, 2009.

On August 13, 2009, the Company entered into a stock exchange transaction with the shareholders of Easecharm International Limited (“Easecharm”), whereby the Company issued 40,000,000 shares of common stock in exchange for 100% of the ownership interest in Easecharm, for the purpose of re-domiciling Easecharm as a Nevada corporation in the United States. As a result of the merger, the Company became the legal entity of Easecharm while the business of Easecharm survives. Unless otherwise indicated, all references to the Company throughout the financial statements include the operations of Easecharm and its subsidiaries and variable interest entities.

Easecharm is mainly engaged in the provision of catering service and restaurant sales, sales and distribution of agricultural products such as fruits, vegetables and dry food supplies in the People’s Republic of China (the “PRC”). It was incorporated in the British Virgin Islands on January 21, 2009 as a limited liability company for the purpose of holding 100% equity interest in Hong Kong Yidong Group Company Limited (“HKYD”).

HKYD was incorporated in Hong Kong on April 12, 2005 as a limited liability company with authorized, issued and outstanding ordinary shares of 1,000,000 shares of $0.13 (equivalent to Hong Kong Dollars (“HK$”) 1) per share.

On April 16, 2009, the Company approved the Plan of Reorganization (the “Reorganization”) and executed the Reorganization with the following share exchange transactions in August 2009:

1.
HKYD entered into a share transfer agreement with the former equity owners of Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co. Ltd.) (“Xinyixiang”) in exchange for the entire equity interest in Xinyixiang for a cash consideration of $100,000 (approximately RMB 685,000) in aggregate, and;

2.
Xinyixiang entered into a share transfer agreement with the former equity owners of Xiamen Yikoule Catering Distribution Co., Ltd. (“Yikoule”), in exchange for the entire equity interest in Yikoule for a cash consideration of $40,800 (approximately RMB 280,000) in aggregate.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

Immediately following the Reorganization, Xinyixiang and Yikoule became indirect wholly-owned subsidiaries of the Company. On September 7, 2009, Xinyixiang changed its name to Xiamen Xinyixiang Modern Agricultural Development Co., Ltd.

On September 15, 2009, the Company established Ningbo Yiqi Supply Chain Management Co., Ltd. (“Ningbo Yiqi”) in Ningbo City, Zhejiang Province, the PRC with the registered capital of US$800,000. Ningbo Yiqi is registered as a limited liability company and engaged in supply chain management, provision of catering service and restaurant sales, and trading of agricultural products in the PRC.

In September 2009, the Company issued 500,000 shares to 36 individuals at the fair value of $0.05 per share for total consideration of $25,000.

In September 2009, the Company issued 20,000 shares to the attorney at the fair value of $0.05 per share for legal services charge of $1,000.

Pursuant to a nominee agreement dated February 28, 2009 between Ms. Chui Wai Chun, a Hong Kong resident and the major shareholder of the Company and Ms. Xu Yizhen, a PRC resident and the sister of Ms. Chui Wai Chun, Ms. Xu Yizhen is the registered owner of Xinyixiang and Yikoule while at all material time, Ms. Chui Wai Chun is the sole beneficial owner. Since Easecharm, HKYD, Xinyixiang and Yikoule are entities under common control of an ultimate owner, the ownership transfer transaction was accounted for as a transfer of entities under common control under the guidance of Accounting Standards Codification (“ASC) 805-50-15-6, “Transactions Between Entities Under Common Control”. Hence, the consolidation of all the companies has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the accompanying condensed consolidated financial statements.

As of September 30, 2009, details of the Company’s subsidiaries and variable interest entities (“VIEs”) are described below:

	Company name	Place and date of incorporation	Particulars of issued / registered capital	Principal activities

1	Easecharm International Limited (“Easecharm”)	British Virgin Islands January 21, 2009	10,000 issued shares of US$1 each	Investment holdings

2	Hong Kong Yidong Group Company Limited (“HKYD”)	Hong Kong April 12, 2005	1,000,000 issued ordinary shares of HK$1 each	Investment holdings

3	Joy City Investment Limited (“Joy City”)	Hong Kong March 10, 2009	10,000 issued ordinary shares of HK$1 each	Investment holdings

4	Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co. Ltd.) (“Xinyixiang”)	The PRC July 20, 2006	US$100,000	Investment holdings, provision of catering services and restaurant sales, and plantation and trading of agricultural products

5	Xiamen Yikoule Catering Distribution Co., Ltd. (“Yikoule”)	The PRC September 26, 2003	RMB1,000,000	Provision of catering services and restaurant sales

6	Xiamen Yangyang Restaurant (“Yangyang”)#	The PRC May 16, 2005	N/A	Provision of catering services and restaurant sales

7	Xiamen Yixinrong Fruit & Vegetable Market (“Yixinrong”) #	The PRC January 6, 2009	N/A	Trading of fruits, vegetables and dry food products

# represents variable interest entity (“VIE”)

GHN and its subsidiaries and VIEs are hereinafter collectively referred to as (“the Company”).

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•	Use of estimates

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates.

•	Basis of consolidation

The condensed consolidated financial statements include the financial statements of GHN and its subsidiaries and VIEs. All inter-company balances and transactions between the Company and its subsidiaries and VIEs have been eliminated upon consolidation.

The Company has adopted the Accounting Standards Codification ("ASC") ASC Topic 810-10-25 “Variable Interest Entities” (“ASC 810-10-25”). ASC 810-10-25 requires a variable interest entity or VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIEs or is entitled to receive a majority of the VIE’s residual returns.

•	Variable interest entities (“VIE”)

The Company’s operating subsidiary, Yikoule operates its catering services and trading of fruits, vegetables and dry food products in the PRC, through its variable interest entities, as below:

•	Yangyang, a sole-proprietor is mainly engaged in the provision of catering service and restaurant sales to customers in the PRC; and
•
Yisheng and Yifu are registered as sole-proprietors and their principal business activities are trading of fruits, vegetables and dry food products in the PRC. As a result of business restructuring, Xiamen Yixinrong Fruit & Vegetable Market (“Yixinrong”) was established as a sole-proprietor on January 6, 2009, for the purpose of taking over all the business operation of Yisheng and Yifu. Yisheng and Yifu respectively ceased operations on November 19, 2008 and January 6, 2009, respectively.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

A series of agreements were entered into amongst Yikoule, Yangyang, Yisheng, Yifu and Yixinrong, providing Yikoule the ability to control Yangyang, Yisheng, Yifu and Yixinrong, including its financial interest as described below:

1.	Option Agreement, Yikoule has the option to purchase Yangyang, Yisheng, Yifu and Yixinrong’s all assets and ownership at any time.

2.
Operating Agreement and Exclusive Consulting Services Agreement, Yikoule is appointed as its exclusive service provider to provide business support and related consulting services. Yangyang, Yisheng, Yifu and Yixinrong are agreed to pay the consulting and service fee which equal to 100% of their net profits to Yikoule.

3.
Pledge Agreement, Yangyang, Yisheng, Yifu and Yixinrong agreed to pledge their legal interest to Yikoule as a security for the obligations of Yangyang, Yisheng, Yifu and Yixinrong under the exclusive consulting services agreement.

With the above agreements, Yikoule demonstrates its ability to control Yangyang, Yisheng, Yifu and Yixinrong as the primary beneficiary and the operating results of the VIEs are included in the condensed consolidated financial statements for the nine months ended September 30, 2009 and 2008.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Accounts receivable, trade

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary.

For the three and nine months ended September 30, 2009 and 2008, the Company has not recorded the allowance for doubtful accounts.

•	Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account the residual value:

	Depreciable life	Residual value
Leasehold improvement	10 years	0%
Kitchenware	5 years	5%
Furniture, fittings and equipment	5 years	5%
Motor vehicles	5 years	5%

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the condensed consolidated statement of operations.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

•	Land use rights

Land use rights represented the aggregate rent payments of farmland use rights paid to the owners for approximately 187.34 acre of farmlands to develop the agricultural plantation bases in Fujian and Gansu Province, the PRC. The land use rights are recorded at cost and amortized over the lease term of 10 years, due through September 2019. For the three and nine months ended September 30, 2009, the amortization expense was $18,039 and $54,161, respectively.

•	Impairment of long-life assets

In accordance with ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets, including plant and equipment and land use rights for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment as of September 30, 2009.

•	Revenue recognition

In accordance with ASC Topic 605, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

(a)         Product sales

(i)         Sale of agricultural products

The Company generates revenue from the distribution and sale of agricultural products such as fruits, vegetables and dry food products in the PRC. The Company recognizes its revenue on a net basis in compliance with ASC Topic 605-45-45, “Overall Consideration of Reporting Revenue Gross As A Principal Versus Net As An Agent” because the Company performs as an agent without assuming the risk and rewards of ownership of the distribution and sale of agricultural products. All costs associated with the delivery of product are not borne by the Company.

(ii)         Sale of frozen lunch boxes

The Company generally sells its frozen lunch boxes to the retail chains and convenience stores on a basis of limited return rights. Revenue is recognized when title passes upon delivery of its products to customers, net of applicable provisions for returns and allowances and business taxes. Since these frozen lunch boxes are perishable, the right of return is limited to 24 hours after the delivery date.

(b)         Catering service and restaurant sales

(i)         Catering services

Catering services are either provided at the customers’ workplaces or the Company’s central kitchens under the contract for the period ranging from 3 months to 1 year. Revenues for catering services billed on per-unit (meal) basis are recognized as the services are sold to the customer, net of business taxes.

(ii)         Restaurant sales

The Company operates restaurant to provide the meal service in the industrial zone. Revenue from restaurant sales is recognized when food and beverage products are sold to the customers, net of business taxes.

(c)        Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

•	Cost of revenue

Cost of revenue includes cost of merchandise, food supplies, labor cost, depreciation, packaging cost and overhead directly attributable to the provision of catering services and distribution of products.

Shipping and handling costs, associated with distribution of catering products to customers, are recorded in costs of goods sold and are recognizes when the related catering product is shipped to the customer.

•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying condensed consolidated statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Income taxes

The Company adopts the ASC Topic 740, “Income Taxes” regarding accounting for uncertainty in income taxes prescribes the recognition threshold and measurement attributes for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. In addition, the guidance requires the determination of whether the benefits of tax positions will be more likely than not sustained upon audit based upon the technical merits of the tax position. For tax positions that are determined to be more likely than not sustained upon audit, a company recognizes the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not determined to be more likely than not sustained upon audit, a company does not recognize any portion of the benefit in the financial statements. The guidance provides for de-recognition, classification, penalties and interest, accounting in interim periods and disclosure.

For the nine months ended September 30, 2009 and 2008, the Company did not have any interest and penalties associated with tax positions. As of September 30, 2009, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts its major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local and foreign tax authorities.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is the United States dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries in the PRC maintain their books and record in their local currency, Renminbi Yuan (“RMB”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

Translation of amounts from the local currency of the Company’s subsidiaries into US$ has been made at the following exchange rates for the respective period:

	September 30, 2009	September 30, 2008
Period-end rates RMB:US$1 exchange rate	6.8376	6.8551
Average rates RMB:US$1 exchange rate	6.8425	6.9986

•	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the period ended September 30, 2009 and 2008, the Company operates in two reportable operating segments: catering/food distribution business and agricultural business in the PRC.

•	Fair value measurement

ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10") establishes a new framework for measuring fair value and expands related disclosures. Broadly, ASC 820-10 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. ASC 820-10 establishes a three-level valuation hierarchy based upon observable and non-observable inputs. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

For financial assets and liabilities, fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

•	Financial instruments

Cash and cash equivalents, accounts receivable, accounts payable, amount due from (to) a director and related parties, income tax payable, accrued liabilities and other payables are carried at cost which approximates fair value. Any changes in fair value of assets or liabilities carried at fair value are recognized in other comprehensive income for each period.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

•	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In September 2009, Accounting Standards Codification (“ASC”) became the source of authoritative U.S. GAAP recognized by the Financial Accounting Standards Board (“FASB”) for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC. Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative U.S. GAAP for registrants. The discussion below includes the applicable ASC reference.

The Company adopted ASC Topic 810-10, “Consolidation” (formerly SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”) effective January 2, 2009. Topic 810-10 changes the manner of presentation and related disclosures for the noncontrolling interest in a subsidiary (formerly referred to as a minority interest) and for the deconsolidation of a subsidiary. The adoption of these sections did not have a material impact on the Company’s condensed consolidated financial statements.

ASC Topic 815-10, “Derivatives and Hedging” (formerly SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”) was adopted by the Company effective January 2, 2009. The guidance under ASC Topic 815-10 changes the manner of presentation and related disclosures of the fair values of derivative instruments and their gains and losses.

In April 2009, the FASB issued an update to ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10) (formerly FASB Staff Position No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). The standard provides additional guidance on estimating fair value in accordance with ASC 820-10 when the volume and level of transaction activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability have significantly decreased and includes guidance on identifying circumstances that indicate if a transaction is not orderly. The Company adopted this pronouncement effective April 1, 2009 with no impact on its condensed consolidated financial statements.

In April 2009, the FASB issued FSP SFAS No. 107-1, “Disclosures about Fair Value of Financial Instruments” (“ASC 825-10”). ASC 825-10 requires fair value of financial instruments disclosure for interim reporting periods of publicly traded companies as well as in annual financial statements. ASC 825-10 is effective for interim periods ending after June 15, 2009 and was adopted by the Company in the second quarter of 2009. There was no material impact to the Company’s condensed consolidated financial statements as a result of the adoption of ASC 825-10.

In April 2009, the FASB issued FSP APB No. 28-1, “Interim Financial Reporting” (“ASC 825-10”). ASC 825-10 requires the fair value of financial instruments disclosure in summarized financial information at interim reporting periods. ASC 825-10 is effective for interim periods ending after June 15, 2009 and was adopted by the Company in the second quarter of 2009. There was no material impact to the Company’s condensed consolidated financial statements as a result of the adoption of ASC 825-10.

The Company adopted, ASC Topic 855-10, “Subsequent Events” (formerly SFAS 165, “Subsequent Events”) effective April 1, 2009. This pronouncement changes the general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.

In June 2009, the FASB finalized SFAS No. 167, “Amending FASB interpretation No. 46(R)”, which was included in ASC Topic 810-10-05 “Variable Interest Entities”. The provisions of ASC Topic 810-10-05 amend the definition of the primary beneficiary of a variable interest entity and will require the Company to make an assessment each reporting period of its variable interests. The provisions of this pronouncement are effective January 1, 2010. The Company is evaluating the impact of the statement on its consolidated financial statements.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

In July 2009, the FASB issued SFAS No. 168, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 168 codified all previously issued accounting pronouncements, eliminating the prior hierarchy of accounting literature, in a single source for authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. SFAS 168, now ASC Topic 105-10 “Generally Accepted Accounting Principles”, is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this pronouncement did not have an effect on the Company’s condensed consolidated financial statements.

In August 2009, the FASB issued an update of ASC Topic 820, “Measuring Liabilities at Fair Value ”. The new guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using prescribed techniques. The Company adopted the new guidance in the third quarter of 2009 and it did not materially affect the Company’s financial position and results of operations.

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force)” which amends ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements.” ASU No. 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how to allocate consideration to each unit of accounting in the arrangement. This ASU replaces all references to fair value as the measurement criteria with the term selling price and establishes a hierarchy for determining the selling price of a deliverable. ASU No. 2009-13 also eliminates the use of the residual value method for determining the allocation of arrangement consideration. Additionally, ASU No. 2009-13 requires expanded disclosures. This ASU will become effective for us for revenue arrangements entered into or materially modified on or after April 1, 2011. Earlier application is permitted with required transition disclosures based on the period of adoption. The Company is currently evaluating the application date and the impact of this standard on its condensed consolidated financial statements.

NOTE 4	RESTRICTED CASH

The Company has classified certain cash and cash equivalents that are not available for use in its operations, which are restricted for capital expenditure in connection with the Company’s expansion plans in catering and agriculture trading businesses in the next 12 months.

In 2008, the Company anticipated the expansion plans to construct the additional kitchen facilities in Ningbo City, Zhejiang Province and develop the agricultural plantation bases in Gansu Province in the PRC at a total estimated cost of $2,538,100 (equivalent to RMB17,372,690). During 2009, the Company has commenced the development of expansion plans and increased the estimated cost up to $3,591,186 (equivalent to RMB24,572,690). For the nine months ended September 30, 2009, the Company has expended $2,433,336 on these expansion plans from its restricted cash.

NOTE 5	AMOUNTS DUE FROM RELATED PARTIES

As of September 30, 2009 and December 31, 2008, amounts due from related parties of $2,247,994 and $321,995, respectively represented temporary advances made to the related companies which are controlled by the director of the Company, Ms. Xu, which was unsecured, interest-free and repayable on demand. In December 2009, the related parties repaid approximately $1,780,000 to the Company.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

NOTE 6	PURCHASE DEPOSITS OF PLANT AND EQUIPMENT

Purchase deposits of plant and equipment represented prepayments to vendors for the construction of additional kitchen facilities (see note 4), which are interest free and unsecured. Purchase deposits are recorded when payment is made by the Company and relieved against plant and equipment when they are received by the Company. The remaining balances will be subsequently settled upon the delivery of kitchen facilities within the next 12 months.

NOTE 7	PLANT AND EQUIPMENT, NET

Plant and equipment consist of the following:

	September 30, 2009	December 31, 2008
	(Unaudited)

Leasehold improvement	$57,405	$57,405
Kitchenware	284,846	173,721
Furniture, fittings and equipment	28,130	39,535
Motor vehicles	66,461	66,461
Foreign translation difference	32,068	31,104
	468,910	368,226
Less: accumulated depreciation	(114,104)	(121,877)
Less: foreign translation difference	(9,206)	(8,893)

Plant and equipment, net	$345,600	$237,456

Depreciation expense for the three months ended September 30, 2009 and 2008 was $13,479 and $15,025, which included $5,541 and $3,306, in cost of revenue, respectively.

Depreciation expense for the nine months ended September 30, 2009 and 2008 was $48,041 and $34,289, which included $26,675 and $17,575, in cost of revenue, respectively.

NOTE 8	AMOUNT DUE TO A RELATED PARTY

As of September 30, 2009, amount due to a related party of $880,426 represented temporary advances to the Company by Mr. Lin, a shareholder of the Company, which was unsecured, interest-free and no fixed repayment term. The imputed interest on the amount due to a related party was not significant.

NOTE 9	STOCKHOLDERS’ EQUITY

On August 13, 2009, the Company entered into a stock exchange transaction and issued a total of 40,000,000 shares of common stock, for the purpose of re-domiciling Easecharm as a Nevada corporation in the United States.

Pursuant to stock exchange transaction on August 13, 2009, the weighted average number of common shares issued and outstanding of 40,000,000 shares was adjusted to account for the effects of the stock exchange transaction as re-domiciling Easecharm as a Nevada corporation as fully described in Note 1, for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented.

On September 15, 2009, the Company issued 500,000 shares of common stock for cash consideration of $25,000 as its additional working capital.

On September 15, 2009, the Company issued 20,000 shares of common stock at a fair value of $0.05 per share to its attorney for legal services rendered.

During the third quarter of 2009, the Company approved to purchase 4,864,000 shares of common stock from a major shareholder for a consideration of $1,572,474 at an average cost of $0.323 per share. On December 7, 2009, the Company approved the distribution of these treasury stocks to the existing shareholders of the Company on pro-rata basis.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

NOTE 10	INCOME TAXES

For the nine months ended September 30, 2009 and 2008, the local (United States) and foreign components of income before income taxes were comprised of the following:

	Nine months ended September 30,
	2009	2008
Tax jurisdictions from:
– Local	$-	$-
– Foreign	4,275,906	1,343,207
Income before income taxes	$4,275,906	$1,343,207

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States of America, BVI, Hong Kong and the PRC that are subject to tax in the jurisdictions in which they operate, as follows:

United States of America

GHN is registered in the State of Nevada and is subject to United States of America tax law. For the period ended September 30, 2009 and 2008, GHN has incurred a net operating loss of $1,000 and $0, respectively.

British Virgin Islands

Under the current BVI law, Easecharm is not subject to tax on income. For the period ended September 30, 2009 and 2008, Easecharm has not incurred the operations.

Hong Kong

HKYD and Joy City are subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on assessable income for the period ended September 30, 2009 and 2008. For the period ended September 30, 2009 and 2008, HKYD has not incurred any operations and Joy City has incurred a loss of $572 and $0, respectively.

The PRC

The Company generated substantially its net income from its PRC operation through Yikoule, Xinyixiang, Yangyang, and Yixinrong, the operating subsidiaries and VIEs in the PRC. Yikoule and Xinyixiang are subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China, at a unified income tax rate of 25% and entitled to tax holiday with the preferential tax rates for entities operating in special economic zones. The applicable tax rate is progressively increased to 25% over a period of 5 years.

Yangyang and Yixinrong are registered as sole-proprietors and required to pay the PRC income tax on predetermined tax rate at 1.2% to 1.4% on turnover during the year. The predetermined tax rate is agreed and determined between such enterprises and the PRC tax bureau of local government and is subject to annual review and renewal.

Pursuant to a legal opinion issued by an independent attorney Messrs Tenet & Partners located in Xiamen City, Fujian Province, of August 11, 2009, they opined that Yangyang and Yixinrong as sole-proprietorships were eligible to the predetermined tax basis and they complied with the following rules and regulations issued by the State Administration of Taxation of the PRC:

a)      Law of the People's Republic of China on the Administration of Tax Collection;
b)      Rules for the Implementation of the Law of the People's Republic of China on the Administration of Tax Collection;
c)      Individual Industrial and Commercial Tax Charge Fixed Management Approach;
d)      Individual industrial and commercial tax levy fixed in accordance with approved.

The reconciliation of income tax rate to the effective income tax rate for the period ended September 30, 2009 and 2008 is as follows:

	Nine months ended September 30,
	2009	2008

Income before income taxes	$4,277,478	$1,343,207
Statutory income tax rate	25%	25%
Income tax expense at statutory tax rate	1,069,370	335,802

Tax effect on net operating loss from Xinyixiang	897	-
Effect of tax holiday	(217,512)	(26,213)
Effect on non-deductible items	17,290	376
Effect of different tax bases	(838,343)	(281,673)
Prior year adjustment	4,508	-
Income tax expense	$36,210	$28,292

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There was no significant temporary difference as of September 30, 2009 and December 31, 2008, no component of deferred tax assets and liabilities has been recognized.

NOTE 11	2009 STOCK INCENTIVE PLAN

On September 18, 2009, the Company approved the 2009 Stock Incentive Plan (“the Plan”) for the benefit of employees, officers, directors and consultants of the Company and its affiliates, all of whom are and will be responsible for the Company’s future growth. In accordance with the Plan, the Company is authorized to make awards under the Plan to an eligible person in the form of (i) stock options, (ii) restricted stock, (iii) stock awards, (iv) performance shares or (v) any combination. The maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is 1,200,000 shares. As of September 30, 2009, no awards were made under the Plan.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

NOTE 12	SEGMENT REPORTING – BUSINESS SEGMENT

The following information is presented in accordance with ASC Topic 280. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is Chief Executive Officer, Ms. Xu, who evaluates revenue and gross margin information for each of the reportable segment. Operating expenses are not reviewed on a segment by segment basis. Each of the reportable segments is a strategic business unit that offers different products and services. They are managed separately because each business requires different technology and marketing strategies.

The Company operates two reportable business segments in the PRC:

•	Catering / Food Distribution Business – provision of catering services, restaurant sale and sale of frozen lunch boxes

•	Agricultural Business – trading of agricultural products, where the Company reports its revenue on a ‘net’ basis as an agent and the Agricultural business was commenced in 2008.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 3). The Company had no inter-segment sales for the period ended September 30, 2009 and 2008.

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the three and nine months ended September 30, 2009 and 2008:

	Three months ended September 30, 2009
	Catering / food distribution business	Agricultural business	Total
Revenues from external customers:-
- Products sales	$9,524	$-	$9,524
- Products sales, net	-	1,480,612	1,480,612
- Catering service and restaurant sales	3,144,264	-	3,144,264
Total revenue, net	3,153,788	1,480,612	4,634,400

Cost of revenue:-
- Amortization of land use rights	-	(18,039)	(18,039)
- Food expenses	(1,707,336)	-	(1,707,336)
- Labor expenses	(280,758)	-	(280,758)
- Other operating expenses	(208,679)	-	(208,679)
Total cost of revenue	(2,196,773)	(18,039)	(2,214,812)

Gross profit	957,015	1,462,573	2,419,588
Depreciation and amortization	13,479	18,039	31,518
Net income	701,020	1,462,558	2,163,578
Expenditure for long-lived assets	$-	$-	$-

	Three months ended September 30, 2008
	Catering / food distribution business	Agricultural business	Total
Revenues from external customers:-
- Products sales	$1,190,026	$-	$1,190,026
- Products sales, net	-	285,036	285,036
- Catering service and restaurant sales	233,818	-	233,818
Total revenue, net	1,423,844	285,036	1,708,880

Cost of revenue:-
- Amortization of land use rights	-	-	-
- Food expenses	(706,033)	-	(706,033)
- Labor expenses	(143,882)	-	(143,882)
- Other operating expenses	(159,708)	-	(159,708)
Total cost of revenue	(1,009,623)	-	(1,009,623)

Gross profit	414,221	285,036	699,257
Depreciation and amortization	15,025	-	15,025
Net income	308,000	265,262	573,262
Expenditure for long-lived assets	$82,826	$-	$82,826

	Nine months ended September 30, 2009
	Catering / food distribution business	Agricultural business	Total
Revenues from external customers:-
- Products sales	$21,163	$-	$21,163
- Products sales, net	-	3,603,834	3,603,834
- Catering service and restaurant sales	3,603,023	-	3,603,023
Total revenue, net	3,624,186	3,603,834	7,228,020

Cost of revenue:-
- Amortization of land use rights	-	(54,161)	(54,161)
- Food expenses	(1,979,186)	-	(1,979,186)
- Labor expenses	(325,557)	-	(325,557)
- Other operating expenses	(204,902)	-	(204,902)
Total cost of revenue	(2,509,645)	(54,161)	(2,563,806)

Gross profit	1,114,541	3,549,673	4,664,214
Depreciation and amortization	48,041	54,161	102,202
Net income	693,505	3,546,191	4,239,696
Expenditure for long-lived assets	$228,397	$1,383,281	$1,611,678

	Nine months ended September 30, 2008
	Catering / food distribution business	Agricultural business	Total
Revenues from external customers:-
- Products sales	$1,190,026	$-	$1,190,026
- Products sales, net	-	285,036	285,036
- Catering service and restaurant sales	3,448,469	-	3,448,469
Total revenue, net	4,638,495	285,036	4,923,531

Cost of revenue:-
- Amortization of land use rights	-	-	-
- Food expenses	(2,349,493)	-	(2,349,493)
- Labor expenses	(489,903)	-	(489,903)
- Other operating expenses	(457,505)	-	(457,505)
Total cost of revenue	(3,296,901)	-	(3,296,901)

Gross profit	1,341,594	285,036	1,626,630
Depreciation and amortization	34,289	-	34,289
Net income	1,049,653	265,262	1,314,915
Expenditure for long-lived assets	$88,282	$-	$88,282

All long-lived assets are located in the PRC.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

NOTE 13	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

For the three months ended September 30, 2009, one customer represented 10% or more of the Company’s revenue. This customer accounts for 25% of revenue amounting to $1,157,651 with accounts receivable of $0 as of September 30, 2009.

For the three months ended September 30, 2008, one customer represented 10% or more of the Company’s revenue. This customer accounts for 12% of revenue amounting to $212,639 with accounts receivable of $0 as of September 30, 2008.

For the nine months ended September 30, 2009, the customers who account for 10% or more of the Company’s revenues and its outstanding balance at period-end date, are presented as follows:

	Nine months ended September 30, 2009		September 30, 2009
	Revenues	Percentage of revenues	Trade accounts receivable

Customer A	$1,865,208	26%	$-
Customer B	1,213,686	17%	-
Total:	$3,078,894	43%	$-

For the nine months ended September 30, 2008, one customer represented 10% or more of the Company’s revenue. This customer accounts for 13% of revenue amounting to $629,489 with accounts receivable of $0 as of September 30, 2008.

(b)         Major vendors

For the three and nine months ended September 30, 2009, there was no vendor who accounts for 10% or more of the Company’s purchases.

For the three months ended September 30, 2008, one vendor represented 10% or more of the Company’s purchases. This vendor accounts for 16% of purchases amounting to $272,413 with accounts payable of $139,160 as of September 30, 2008.

For the nine months ended September 30, 2008, one vendor represented 10% or more of the Company’s purchases. This vendor accounts for 11% of purchases amounting to $272,413 with accounts payable of $139,160 as of September 30, 2008.

GHN AGRISPAN HOLDING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

(c)         Credit risk

No financial instruments that potentially subject the Company to significant concentrations of credit risk. Concentrations of credit risk are limited due to the Company’s large number of transactions are on the cash basis.

Due to the nature of the Company’s trading business, a significant portion of the net revenue is transacted on a cash basis. For the nine months ended September 30, 2009, net revenue transacted in cash accounted for 55% of the total net revenue. Starting from the third quarter of 2009, the Company has requested its major customers and suppliers in the trading business to transact the sales and purchases through bank instructions.

(d)         Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

NOTE－14	COMMITMENT AND CONTINGENCIES

(a)         Operating leases commitments

The Company’s subsidiaries operating in PRC were committed under a number of non-cancelable operating leases of kitchen facilities and premises with various terms of 2 to 4 years with fixed monthly rentals, due through August 2011. Total rent expenses for the period ended September 30, 2009 and 2008 was $86,506 and $44,274, respectively.

In January and June 2009, the Company entered into various non-cancelable operating leases of farmlands with a lease term of 10 years, as below:

The Company leased various fruit plantation farmlands under non-cancelable operating leases with a lease term of 10 years, with installment payable in various terms over the lease period, subject to the below rental payment schedule as below:

Payment becomes due before,
October 1, 2009 (inception of lease)	$660,747
October 1, 2012	660,747
October 1, 2015	880,997

$2,202,491

As of the date of report, the Company paid and expended the first installment of $661,133 on the partial rental payment of land use rights for approximately 82.9 acres of farmlands to develop an agricultural plantation bases in Gansu Province, the PRC, from its restricted cash (see Note 4) and it will be recorded as “land use rights”. The prepaid rental payment will be amortized over its installment period of the lease term, on a straight-line basis and charged to the operation accordingly.

The Company also leased various vegetable plantation farmlands under non-cancelable operating leases with a lease term of 10 years. As of the date of report, the Company made a full and upfront rental payment of $722,148 relating to land use rights for approximately 104.44 acre of farmlands to develop an agricultural plantation bases in Fujian Province, the PRC, from its restricted cash (see Note 4) and it will be recorded as “land use rights”. The prepaid rental payment will be amortized over its lease term of 10 years, on a straight-line basis and charged to the operation accordingly.

The aggregate future minimum rental payments due under various non-cancelable operating leases are as follows:

	Operating lease commitments
	Kitchen facilities and premises	Fruit plantation farmlands	Vegetable plantation farmlands	Total
Period ending September 30:
2010	112,135	-	-	112,135
2011	105,621	-	-	105,621
2012	17,057	662,351	-	679,408
2013	-	-	-	-
2014	-	-	-	-
Thereafter	-	883,134	-	883,134

Total	234,813	1,545,485	-	1,780,298

(b)         Capital commitment

In January and June 2009, the Company entered into several contracts in connection with the expansion plan to contract the additional kitchen facilities totaling $1,154,549. For the nine months ended September 30, 2009, the Company expended $1,050,055 relating to the addition of kitchenware and construction cost of kitchen facilities in Quanzhou City, Fujian Province and Ningbo City, Zhejiang Province in the PRC from its restricted cash (see Note 4) and the additional fund from working capital. The Company has the future contingent payment of $104,494 on the future purchase of additional kitchenware.

(c)         Compensation commitment

During 2009, the Board of Directors approved an executive compensation plan to award the key executive members of management subject to the fiscal years from 2009 to 2011 results, in accordance with the performance measurement criteria.

NOTE－15	SUBSEQUENT EVENT

The Company evaluated subsequent events through February 5, 2010, the date the financial statements were issued, and there were no subsequent events which impacted the Company’s financial position or results of operations as of September 30, 2009 or which required disclosure.

PROSPECTUS

GHN AGRISPAN HOLDING COMPANY

Dated _____________, 2010

Selling shareholders are offering up to 850,000 shares of common stock.  The selling shareholders will offer their shares at $.05 per share until our shares are quoted on the OTC Bulletin Board  and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation and By-laws, subject to the provisions of Nevada law, contain provisions that allow the corporation to indemnify any person under certain circumstances.

Nevada law provides the following:

17-16-851.  Authority to indemnify.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

(i) He conducted himself in good faith; and

(ii) He reasonably believed that his conduct was in or at least Not opposed to the corporation's best interests; and

(iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(iv) He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by W.S. 17-16-202(b)(v).

(b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (a)(ii) of this section.

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) Unless ordered by a court under W.S. 17-16-854(a)(iii) a corporation may not indemnify a director under this section:

(i) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under subsection (a) of this section; or

(ii) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

(e) Repealed By Laws 1997, ch. 190,ss.3.

17-16-852.  Mandatory indemnification.

A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

17-16-853.  Advance for expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if he delivers to the corporation:

(i) A written affirmation of his good faith belief that he has met the standard of conduct described in W.S. 17-16-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by W.S. 17-16-202(b)(iv); and

(ii) His written undertaking to repay any funds  if he is not entitled to mandatory indemnification under W.S. 17-16-852 and it is ultimately determined that he has not met the standard of conduct described in W.S. 17-16-851.

(iii) Repealed By Laws 1997, ch. 190,ss.3.

(b) The undertaking required by paragraph (a)(ii) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section shall be made:

(i) By the board of directors:

(A) If there are two (2) or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote; or

(B)  If there are fewer than two (2) disinterested directors, by the vote necessary for action by the board in accordance with W.S. 17-16-824(c), in which authorization directors who do not qualify as disinterested directors may participate; or

(ii) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

17-16-854.  Court-ordered indemnification and advance for expenses.

(a) A director who is a party to a proceeding because he is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.  After receipt of an application and after giving any notice it considers necessary, the court shall:

(i) Order indemnification if the court determines that the director is entitled to mandatory indemnification under W.S. 17-16-852;

(ii) Order indemnification or advance for expenses if the court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by W.S. 17-16-858(a); or

(iii) Order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable:

(A) To indemnify the director; or

(B) To advance expenses to the director, even if he has not met the standard of conduct set forth in W.S. 17-16-851(a), failed to comply with W.S. 17-16-853 or was adjudged liable in a proceeding referred to in W.S.  17-16-851(d)(i) or (ii), but if he was adjudged so liable his indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

(b) If the court determines that the director is entitled to indemnification under paragraph (a)(i) of this section or to indemnification or advance for expenses under paragraph (a)(ii) of this section, it shall also order the corporation to pay the director's reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses. If the court determines that the director is entitled to indemnification or advance for expenses under paragraph (a)(iii) of this section, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

17-16-855.  Determination and authorization of indemnification.

(a) A corporation may not indemnify a director under W.S. 17-16-851 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he has met the standard of conduct set forth in W.S. 17-16-851.

(b) The determination shall be made:

(i) If there are two (2) or more disinterested directors, by the board of directors by majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote;

(ii) Repealed By Laws 1997, ch. 190,ss.3.

(iii) By special legal counsel:

(A)  Selected in the manner prescribed in paragraph (i) of this subsection; or

(B) If there are fewer than two (2) disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

(iv) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the  determination.

(c) Authorization of indemnification shall be made in the same manner as the determination that indemnification is  permissible, except that if there are fewer than two (2) disinterested directors, authorization of indemnification shall be made by those entitled under paragraph (b)(iii) of this section to select special legal counsel.

17-16-856.  Officers.

(a) A corporation may indemnify and advance expenses under this sub-article to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation:

(i) To the same extent as a director; and

(ii) If he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for:

(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

(B) Liability arising out of conduct that constitutes:

(I) Receipt by him of a financial benefit to which he is not entitled;

(II) An intentional infliction of harm on the corporation or the shareholders; or

(III) An intentional violation of criminal law.

(iii) A corporation may also indemnify and advance expenses to a Current or former officer, employee or agent who is not a director to the Extent, consistent with public policy that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

(b) The provisions of paragraph (a)(ii) of this section shall apply to an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under W.S. 17-16-852, and may apply to a court under W.S. 17-16-854 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT

SEC Registration Fee*	$4
Legal Fees and Expenses	20,000
Accounting Fees and Expenses*	100,000

Total*	$120,004

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

On September 14, 2009, GHN Agrispan Holding Company consummated with Easecharm International Limited in a transaction structured as a share exchange in which we exchanged 40,000,000 shares of our common stock for 10,000 shares of Easecharm International Limited held by 2 U.S. and 15 non- U.S. shareholders.

In September 2009, we sold 500,000 shares to 36 non-U.S. investors at a price of $.05 per share for total consideration of $25,000.

In September 2009, we issued 20,000 shares to our attorney for legal services.  We valued these shares at $.05 per share based upon recent cash sales.  In addition, as consideration for acquiring shares in Easecharm prior to the share exchange, in September 2009 one non-affiliated shareholder transferred 400,000 shares to our attorney and his affiliates for legal services.

During the third quarter of 2009, the Company approved to purchase 4,864,000 shares of common stock from a major shareholder for a consideration of $1,572,474 at an average cost of $0.323 per share. On December 7, 2009, the Company approved the distribution of these treasury stocks to the existing shareholders of the Company on pro-rata basis, resulting in a distribution to Wai Chun Chui of 2,225,195 additional shares and to Ma Qian of 163,698 additional shares.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

●	None of these issuances involved underwriters, underwriting discounts or commissions.
●	Restrictive legends were and will be placed on all certificates issued as described above.
●	The distribution did not involve general solicitation or advertising.
●	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

●	None of these issuances involved underwriters, underwriting discounts or commissions;
●	We placed Regulation S required restrictive legends on all certificates issued;
●	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
●	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

●	Access to all our books and records.
●	Access to all material contracts and documents relating to our operations.
●	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 2

1.	Articles of Share Exchange

Item 3

3.1	Articles of Incorporation GHN Agrispan Holding Company
3.2	Bylaws GHN Agrispan Holding Company
3.3	Organization Documents of Easecharm International Limited
3.4	Organization Documents of Joy City Investment Limited
3.5	Organization Documents of Hong Kong Yidong Group Company Limited
3.6	Organization Documents of Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co., Ltd.)
3.7	Organization Documents of Xiamen Yikoule Catering Distribution Co., Ltd.
3.8	VIE Documents of Xiamen Yangyang Restaurant
3.9	VIE Documents of Xiamen Yixinrong Fruit & Vegetable Market

Item 4

1.	Form of common stock Certificate of GHN Agrispan Holding Company (1)
2.	GHN Agrispan Holding Company 2009 Stock Incentive Plan

Item 5

1.	Legal Opinion of Williams Law Group, P.A.

Item 9

1.	Nominee agreement dated February 28, 2009 between Ms. Chui Wai Chun and Ms. Xu Yizhen

Item 10

10.1	Share transfer agreement with the former equity owners of Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co., Ltd.)
10.2	Share transfer agreement with the former equity owners of Xiamen Yikoule Catering Distribution Co., Ltd.
10.3	Contract to manufacture preserved candied fruits between Yikoule Catering Distribution Co., Ltd and YiBiYi Food Co., Ltd.
10.4 (a)	Land Sub-Lease Agreement of Yan Mingshu
10.4 (b)	Land Sub-Lease Agreement of Sanxiushan 1
10.4 (c)	Land Sub-Lease Agreement of Sanxiushan 2
10.4 (d)	Land Sub-Lease Agreement of Li Deli
10.4 (e)	Land Sub-Lease Agreement of Liu Jieyue
10.4 (f)	Land Sub-Lease Agreement of Jiang Tao
10.4 (g)	Land Sub-Lease Agreement of Jiang Yonghua
10.5 (a)	Sub-Contract Agreement of Yan Mingshu
10.5 (b)	Sub-Contract Agreement of Guo Yongyuan (Sanxiushan 1,2)
10.5 (c)	Sub-Contract Agreement of Li Deli
10.5 (d)	Sub-Contract Agreement of Liu Jieyue
10.5 (e)	Sub-Contract Agreement of Jiang Tao
10.5 (f)	Sub-Contract Agreement of Jiang Yonghua
10.6	Cooperative agreement of Xiamen Yijun Modern Agriculture Development Co., Ltd and farmers for Fengjie navel orange garden project
10.7
Transfer of rights between Xiamen Yijun Modern Agriculture Development Co., Ltd and GHN subsidiary Xiamen Xinyixiang  Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co., Ltd.)

Item 21

	Company name	Place and date of incorporation	Principal activities

1	Hong Kong Yidong Group Company Limited (“HKYD”)	Hong Kong April 12, 2005	Investment holdings

2	Joy City Investment Limited	Hong Kong March 10, 2009	Investment holdings

3	Xiamen Xinyixiang Modern Agricultural Development Co., Ltd. (formerly Xiamen Xinyixiang Catering Distribution Co. Ltd. (“Xinyixiang”)	The People’s Republic of China (“PRC”) July 20, 2006	Investment holdings of Yikoule, provision of catering services and restaurant sales, and plantation and trading of agricultural products

4	Xiamen Yikoule Catering Distribution Co., Ltd. (“Yikoule”)	The PRC September 26, 2003	Provision of catering services and restaurant sales

5	Xiamen Yangyang Restaurant (“Yangyang”)#	The PRC May 16, 2005	Provision of catering services and restaurant sales

6	Xiamen Yixinrong Fruit & Vegetable Market (“Yixinrong”) #	The PRC January 6, 2009	Trading of fruits, vegetables and dry food products

# represents variable interest entity (“VIE”).  A variable interest entity refers to an entity subject to consolidation using the provisions within FIN 46R.

Item 23

1.	Consent of ZYCPA Company Limited *
2.	Consent of Williams Law Group, P.A. (included in Exhibit 5.1)
3.	Consent of Tenet & Partners *

* filed herewith

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1)  Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Xiamen City, PRC on February 8, 2010.

GHN Agrispan Holding Company

	Name	Date	Signature
By:	Xu Yizhen, President and CEO	February 8, 2010	/s/ Xu Yizhen President and CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE
/s/ Xu Yizhen	Xu Yizhen	Principal Executive, Officer and Director	February 8, 2010
/s/ Xu Bizhen	Xu Bizhen	Vice-President Yi Dong Group Director	February 8, 2010
/s/ Li Xu	Li Xu	CFO, Principal Financial Officer, and Principal Accounting Officer	February 8, 2010
/s/ Ma Qian	Ma Qian	Executive Vice-President Director	February 8, 2010
/s/ Chui Wai Chun	Chui Wai Chun	Director	February 8, 2010